Exhibit 3
UNOFFICIAL ENGLISH TRANSLATION OF DUTCH LANGUAGE VERSION
MERGER PROPOSAL
SHELL PETROLEUM N.V.
AND
N.V. KONINKLIJKE NEDERLANDSCHE PETROLEUM MAATSCHAPPIJ
The undersigned:
1.	a.	Jeroen van der Veer;

	b.	Malcolm Arthur Brinded;

	c.	Robert John Routs;

	d.	Linda Zarda Cook; and

	e.	Peter Robert Voser,
together constituting the entire Board of Management of Shell Petroleum N.V., a limited liability company, with corporate seat in The Hague, and address at: Carel van Bylandtlaan 30, 2596 HR The Hague, Trade Register number: 27002687 (the “Acquiring Company”);
and
2.	a.	Jeroen van der Veer;

	b.	Linda Zarda Cook;

	c.	Jhr Aarnout Alexander Loudon;

	d.	Adrianus Gerardus Jacobs;

	e.	Lawrence Robert Ricciardi; and

	f.	Christina Jacqueline Michelle Morin-Postel,
together constituting the entire Board of Management of N.V. Koninklijke Nederlandsche Petroleum Maatschappij, a limited liability company, with corporate seat in The Hague, and address at: Carel van Bylandtlaan 30, 2596 HR The Hague, Trade Register number: 27002690 (the “Disappearing Company”), whereas:
–	The above-mentioned companies have the intention to merge pursuant to Part 7 Chapters 2 and 3 Book 2 Civil Code (“CC”) in such a way that the Acquiring Company acquires all the assets and liabilities of the Disappearing Company by universal succession of title and by which the Disappearing Company shall cease to exist.

–	The Acquiring Company does not have a supervisory board; the Disappearing Company has a Board of Management which includes Non-Executive Directors and Executive Directors.

–	Neither of the merging companies has been dissolved, has been declared bankrupt, or is subject to a moratorium of payment.

–	The issued share capital of the Disappearing Company and of the Acquiring Company have both been fully paid up.
hereby make the following:
MERGER PROPOSAL:
Merger
1.	The Acquiring Company shall merge pursuant to Part 7 Chapters 2 and 3 Book 2 CC with the Disappearing Company, as a result of which the Acquiring Company shall acquire all the assets and liabilities of the Disappearing Company by universal succession of title and the Disappearing Company shall cease to exist.
Articles of association
2.	The articles of association of the Acquiring Company now read as indicated in Annex A to this merger proposal. The articles of association of the Acquiring Company will, on the occasion of the merger, be amended in accordance with those indicated in Annex B. The articles of association of the Disappearing Company will, prior to the merger, be amended in accordance with those indicated in Annex C and Annex D. The aforementioned Annexes A and B form an integral part of the present merger proposal.
Special rights
3.	Natural or legal persons who at the time of the merger becoming effective, have unexpired share subscription rights or option rights shall upon exercise thereof be compensated therefor in cash as of the merger becoming effective; the amount shall be determined in accordance with section 2:320 paragraph 2 CC. There are no natural or legal persons who or which have other special rights (such as a profit distribution right) other than in the capacity of shareholder referred to in section 2:320 in conjunction with section 2:312 paragraph 2 under c CC vis-à-vis the Disappearing Company, as a result of which no rights or compensatory payments, as referred to in the above-mentioned sections, shall have to be granted.
Benefits
4.	Neither the members of the Board of Management of the Acquiring Company nor the members of the Board of Management of the Disappearing Company nor any third person involved with the planned merger shall receive any benefit in connection with the merger.

Composition of the Board of Management
5.	The composition of the Board of Management of the Acquiring Company shall not change in connection with the merger and the Board of Management of the Acquiring Company shall therefore continue to consist of:
a.	Jeroen van der Veer;

b.	Malcolm Arthur Brinded;

c.	Robert John Routs;

d.	Linda Zarda Cook; and

e.	Peter Robert Voser.
Annual accounts
6.	The financial information of the Disappearing Company shall be shown in the annual accounts of the Acquiring Company as of 1 January 2005.
Registration in shareholders register
7.	Pursuant to the merger share exchange ratio described under 12, only Royal Dutch Shell plc (“Royal Dutch Shell”) shall be allotted shares in the Acquiring Company. Royal Dutch Shell will be registered in the shareholders’ register of the Acquiring Company. No specific measures have to be taken with respect to the above registration because all shares held by Royal Dutch Shell in the share capital of the Disappearing Company will be registered shares at the time of the merger.
Continuation activities
8.	The activities of the Disappearing Company shall be continued in the same way by the Acquiring Company.
Provisions relating to the resolution to merge
9.	The articles of association of the companies to be merged do not contain any provisions concerning the approval of a resolution to merge.
Impact on goodwill, share premium and distributable reserves
10.	The merger, taking into account the restructuring as described under 11, will impact the share premium and other distributable reserves in the equity of the Acquiring Company as set out below. There is no impact on goodwill.

Share premium

As a consequence of the contribution of shares in The Shell Transport and Trading Company Limited (“Shell Transport”) by Royal Dutch Shell as described under 11 (Restructuring), share premium shall be created in the equity of the Disappearing Company. Upon the merger, this results in share premium of USD 32,809,000,000 in the Acquiring Company.

Upon the merger, an amount of USD 25,167,172,016 of the share premium originating from the Disappearing Company will be capitalized by way of allotting (“toekennen”) shares with an aggregate nominal capital of an equal amount, in the share capital of the Acquiring Company.

The share premium in the Acquiring Company will be impacted by reason of the restructuring and the merger only, as follows:
i)	A USD 32,809,000,000 increase as a result of the contribution in kind of shares in Shell Transport mentioned above.

ii)	Merger consideration in cash and loan notes (as described under 12) to be paid out of share premium (decrease) in the amount of EUR 1,625,822,376 (USD 1,954,935,9741).

iii)	A EUR 20,930,276,978 (USD 25,167,172,0161) decrease as a result of the capitalization of share premium (see above). The Acquiring Company will allot shares with a total nominal value of EUR 21,178,376,978 (USD 25,465,494,6511).

iv)	A USD 572,000,000 increase to reflect the merger being accounted for as of 1 January 2005 in the accounts of the Acquiring Company, excluding the reclassification noted in v) below.

v)	A USD 5,000,000 reclassification (decrease) from share premium reserve to other distributable reserves.
In total the share premium of the Acquiring Company, by reason of the restructuring and the merger only, increases by approximately USD 6,253,892,010.

Other distributable reserves

As a result of the merger and the restructuring, the other distributable reserves of the Acquiring Company will increase by USD 2,717,000,000 as a result of:
i)	Pooling of the distributable reserves existing as at 1 January 2005 of the Disappearing Company (USD 3,267,000,000) with those of the Acquiring Company.

ii)	The deemed disposal by the Disappearing Company of its interest in The Shell Petroleum Company Limited (“SPCo”) (decrease of USD 555,000,000) as a result of step 1 of the restructuring described under 11.

iii)	A USD 5,000,000 reclassification from share premium reserve to other distributable reserves.

Reference is made to paragraph 13 in respect of the treatment of the profits of the Disappearing Company in respect of the financial year 2005.

[1]	USD comparable amounts have been provided for information purposes based on the 30 September 2005 exchange rate of EUR/USD 1.202429. The actual exchange rate used in the Acquiring Company’s accounts for the year ended 31 December 2005 will be the exchange rate on the merger date.

Restructuring
11.	Prior to the execution of the deed of merger, the Disappearing Company proposes to engage in a restructuring transaction which would unwind the cross shareholdings that the Disappearing Company and Shell Transport have in the Shell Group (Royal Dutch Shell plc and its subsidiaries and subsidiary undertakings). This restructuring transaction will involve the following steps:

Step 1: Shell Transport will transfer 1 class B share with a par value of EUR 99,000,000 which it holds in the Acquiring Company to the Disappearing Company as consideration for the Disappearing Company permitting the issue of additional bonus shares by SPCo to Shell Transport and signing the necessary written resolutions of SPCo. As a result, the Disappearing Company will own all class A shares and 1 class B share in the Acquiring Company and Shell Transport will hold at least 75% of the shares in SPCo; the 4 class B shares in the Acquiring Company with a par value of EUR 100,000 each will remain with Shell Transport.

Step 2: the Disappearing Company will issue 1,379,680,000 shares to Royal Dutch Shell against the contribution by Royal Dutch Shell of the shares it holds in Shell Transport to the Disappearing Company. As a consequence, the interest of the minority shareholders in the share capital of the Disappearing Company will decrease from approximately 1.5% to approximately 0.9%. The current economic interest of the minority shareholders in the Shell Group is approximately 0.9% which will not change as a result of the restructuring.

Step 3: the Disappearing Company will contribute the shares which it holds in SPCo to Shell Transport by way of capital contribution, as a result of which Shell Transport will hold 100% of the shares in SPCo.

Step 4: the Disappearing Company will amend its articles of association to introduce class X and class Y shares.

Step 5: the Disappearing Company and the Acquiring Company shall merge.
Merger share exchange ratio and the consideration pursuant thereto
12.	Merger share exchange ratio

The merger share exchange ratio is as follows:
–	for every 31,978,937 shares in the share capital of the Disappearing Company[2] 1 class A share of EUR 200,000,000 each in the share capital of the Acquiring Company (the “Class A Shares”) will be allotted;

–	in case a shareholder is allotted 105 Class A Shares, the next share that will be allotted to him will be 1 class B share of EUR 178,376,978 in exchange for 28,521,530 shares in the share capital of the Disappearing Company.

A holder of shares in the share capital of the Disappearing Company who is not entitled to 1 Class A Share shall receive consideration. Consideration for such fractional entitlements will be in cash or loan notes (“schuldvorderingen”). Such consideration shall be charged in

[2]	Excluding the shares, if any, in the share capital of the Disappearing Company held by the Disappearing Company for its own account which will pursuant to section 2:324 paragraph 4 CC lapse as a consequence of the merger.

full against the capital recognised for Dutch dividend tax purposes (“fiscaal erkend kapitaal”) originating from the Disappearing Company.

A holder of shares in the share capital of the Disappearing Company, who, in accordance with the above, is allotted 1 class B share in the share capital of the Acquiring Company, will not receive any consideration for further shares it holds in the Disappearing Company.
For administrative reasons, a shareholder in the Disappearing Company to whom shares in the Acquiring Company are allotted will be deemed to exchange his shareholdings in the Disappearing Company in the following order:
–	first the class X shares in the Disappearing Company it holds, if any, will be exchanged;

–	then the class Y shares in the Disappearing Company it holds, if any, will be exchanged; and

–	finally the ordinary shares in the Disappearing Company it holds, if any, will be exchanged.
Consideration in cash

Pursuant to the merger share exchange ratio the consideration for a fractional entitlement is such that for each share in the share capital of the Disappearing Company an amount of EUR 52.21 will be paid in cash to a shareholder who is entitled thereto in accordance with the above (the “Merger Consideration”). Holders of shares in the share capital of the Disappearing Company on the applicable record date will also receive the Royal Dutch interim dividend for the third quarter of 2005 of EUR 0.46 per share (or USD 0.5556 per share for holders of New York registered shares) which will be payable on 15 December 2005. As would be the case in Dutch statutory squeeze-out proceedings, it is provided (a) for interest to accrue on the Merger Consideration at the statutory rate of 4% per annum from 31 October 2005 until the effective date of the merger, to be paid as part of the consideration under the merger, and (b) for any dividends payable in that period (before the deduction of any withholding tax from such dividend) to be deducted from that interest amount. As the interim dividend is expected to exceed the amount of interest accrued at 4% per annum from 31 October 2005 until the effective date of the merger, no interest is expected to be payable. For shares in the share capital of the Disappearing Company on the New York Register, the euro amount will be paid in US Dollars based on the noon buying rate for euro in the city of New York for cable transfers as certified for customs purposes and as announced by the Federal Reserve Bank of New York on the business day prior to the date that the merger between the Disappearing Company and the Acquiring Company becomes effective.

Consideration in loan notes

If consideration is in the form of loan notes the face value thereof per share in the share capital of the Disappearing Company will be the equivalent of the above-mentioned Merger Consideration amount in U.K. Pounds calculated according to the exchange rate using the Reuters 3000 Xtra euro sterling spot rate (calculated as the average of the bid and the ask quotations) determined at or about 11pm (London time) on the day prior to the date that the merger between the Disappearing Company and the Acquiring Company becomes effective. A loan note will be a debt owed by the Acquiring Company subject to the terms and conditions as set out in the Loan Note Deed, the Loan Note Brochure and the Loan Note Election Form, drafts of which are as a non-integral part attached as Annex E to this merger proposal. Loan notes will only be available to holders of class Y shares in the share capital of the Disappearing Company issued and outstanding at the time the merger becomes effective who, in order to have their shares in the Disappearing Company reclassified as class Y shares, have given a representation that they will continue to meet certain conditions as to U.K. residency (as defined in Annex E). For the shareholders further details in respect of the consideration in the form of loan notes are included in the explanation to the merger proposal.
A shareholder entitled to loan notes will also be entitled to interest on the same basis and to the same extent as if he were receiving cash.
Summary

By way of summary, subject to the conditions of the Loan Note Deed:
–	the holder of class X shares in the share capital of the Disappearing Company, being Royal Dutch Shell, will be allotted 105 A shares of EUR 200,000,000 each and 1 B share of EUR 178,376,978 in the share capital of the Acquiring Company;

–	the holders of class Y shares in the share capital of the Disappearing Company will receive loan notes; and

–	the holders of ordinary shares in the share capital of the Disappearing Company, with the exception of Royal Dutch Shell, will receive cash.
Profits
13.	The shareholders of the Disappearing Company to whom shares in the Acquiring Company will be allotted pursuant to the merger share exchange ratio shall, as per 1 January 2005, participate in the undistributed profits of the Acquiring Company in accordance with article 22 paragraph 1 of Annex B. Interim dividends distributed by the Disappearing Company in the course of the financial year 2005 will not be reclaimed from the shareholders of the Disappearing Company at the time these interim distributions were made, but have been taken into account in the merger share exchange ratio.
Cancellation and lapse of shares
14.	As of the occasion of the merger 1 class A share with a par value of EUR 100,000,000, 1 class A share with a par value of EUR 25,000,000, 2 class A shares with a par value of EUR 10,000,000, 3 class A shares with a par value of EUR 1,000,000, 11 class A shares with a par value of EUR 100,000 and the 1 class B share with a par value of EUR 99,000,000 held by the Disappearing Company prior to the merger in the share capital of the Acquiring Company shall be cancelled pursuant to section 2:325 paragraph 3 CC.

As of the occasion of the merger all 1,200,000 shares in the share capital of the Disappearing Company held by the Disappearing Company itself shall lapse pursuant to section 2:325 paragraph 4 CC.
Resolutions to merge
15.	The Board of Management of the Acquiring Company has the intention to resolve to merge, which intention shall be included in an announcement in a newspaper with nationwide distribution, and such announcement shall include the fact that the merger proposal has been deposited with the Trade Register in The Hague. This resolution shall include a provision that the implementation of such resolution shall be subject to certain conditions relating to the implementation of the restructuring described under 11 being fulfilled.

The Board of Management of the Disappearing Company has the intention to propose to the general meeting of shareholders of the Disappearing Company to resolve to merge and has the intention to propose that this resolution shall include a provision that the implementation of such resolution shall be subject to certain conditions relating to the implementation of the restructuring described under 11, being fulfilled.
Works Council
16.	The central works council (“centrale ondernemingsraad”) has been informed of the proposed merger.
Language
17.	A non-official English translation of the merger proposal will be available at the offices of the merging companies. The Dutch language version of the merger proposal is binding.
Deposit documents with the Trade Register
18.	This merger proposal shall be deposited with the Trade Register in The Hague together with the following documents:
–	annexes A up to and including E as referred to in this merger proposal;

–	the adopted annual accounts of the Acquiring Company and of the Disappearing Company for the financial years 2002, 2003 and 2004, together with the auditors’ statements thereto;

–	the annual reports of the Acquiring Company and of the Disappearing Company for the financial years 2002, 2003 and 2004;

–	the interim financial statements for the Acquiring Company and for the Disappearing Company dated 30 September 2005 within the meaning of section 2:313 paragraph 2 CC drawn up in accordance with the format and valuation methods applied in the last adopted annual accounts;

–	the auditors’ statements pursuant to section 2:328 paragraph 1 CC; and

–	the press release dated 31 October 2005.

Deposit documents at the offices of the companies
19.	The documents mentioned under 18, together with the following documents will be made available at the offices of the Disappearing Company and the Acquiring Company:
–	the explanation to the merger proposal;

–	the auditors’ report pursuant to section 2:328 paragraph 2 CC;

–	the text of a disclosure document relating to the merger of the Disappearing Company and the Acquiring Company; and

–	the Implementation Agreement dated 31 October 2005 between Royal Dutch Shell plc, the Disappearing Company, The Shell Transport and Trading Company Limited, the Acquiring Company, and The Shell Petroleum Company Limited.

In evidence whereof:
this merger proposal was signed in the manner set out below.
Acquiring Company

/s/ J. van der Veer	/s/ M.A. Brinded

Name: J. van der Veer	Name: M.A. Brinded
Title: Director	Title: Director
On: 31 October 2005	On: 31 October 2005

/s/ R.J. Routs	/s/ L.Z. Cook

Name: R.J. Routs	Name: L.Z. Cook
Title: Director	Title: Director
On: 31 October 2005	On: 31 October 2005

/s/ P.R. Voser

Name: P.R. Voser
Title: Director
On: 31 October 2005

Disappearing Company

/s/ J. van der Veer	/s/ L.Z. Cook

Name: J. van der Veer	Name: L.Z. Cook
Title: Executive Director	Title: Executive Director
On: 31 October 2005	On: 31 October 2005

/s/ Jhr A.A. Loudon	/s/ A.G. Jacobs

Name: Jhr A.A. Loudon	Name: A.G. Jacobs
Title: Non-Executive Director	Title: Non-Executive Director
On: 31 October 2005	On: 31 October 2005

/s/ L.R. Ricciardi	/s/ Ch.J.M. Morin-Postel

Name: L.R. Ricciardi	Name: Ch.J.M. Morin-Postel
Title: Non-Executive Director	Title: Non-Executive Director
On: 31 October 2005	On: 31 October 2005

Annex A
Articles of Association of the Acquiring Company
The undersigned:
François Diederik Rosendaal, notaris (civil-law notary) practising in Amsterdam, declares with respect to the articles of association (the “Articles of Association”) of the limited liability company: Shell Petroleum N.V., with its corporate seat in The Hague, the Netherlands (the “Company”) as follows:
(i)	the Articles of Association correspond with the document in the Dutch language which is attached to this declaration;

(ii)	the document in the English language attached to this declaration is an unofficial translation of the Articles of Association; if differences occur in the translation, the Dutch text will govern by law; and

(iii)	the Articles of Association were most recently amended by deed (the “Deed”) executed on 19 September 2005 before F.D. Rosendaal, notaris (civil-law notary) in Amsterdam; according to the Deed the ministerial declaration of no-objection was granted on 8 September 2005 under number N.V. 9.614.
When issuing the statements included above under (i) and (iii) I, F.D. Rosendaal, notaris, based any observations entirely on the information stated in the extract from the trade register of the registration of the Company and on an official copy of the Deed.
Signed in Amsterdam on 20 September 2005.

UNOFFICIAL TRANSLATION OF THE
ARTICLES OF ASSOCIATION
of:
Shell Petroleum N.V.
with its corporate seat in The Hague
dated 19 September 2005
NAME AND DOMICILE
Article 1
The Company, formerly named N.V. De Bataafsche Petroleum Maatschappij and later Bataafse Petroleum Maatschappij N.V., now bears the name: Shell Petroleum N.V. It is established at The Hague.
OBJECTS
Article 2
1.	The object of the Company is to search for, produce, transport and process petroleum, natural gas and other minerals, to manufacture and work up chemical products, to trade in minerals and products, as well as to establish, participate in and manage limited liability and other companies or undertakings.
2.	It is further entitled to do all that is useful or necessary for the attainment of its object or that is related thereto, including to grant security in any matter or to declare itself (jointly) liable for obligations of third parties.
CAPITAL
Article3
1.	The authorized capital of the Company is four hundred and five million euro (EUR 405,000,000), divided into:
–	one (1) class A share of one hundred million euro (EUR 100,000,000);

–	one (1) class B share of ninety-nine million euro (EUR 99,000,000);

–	one (1) class A share of fifty million euro (EUR 50,000,000);

–	four (4) class A shares of twenty-five million euro (EUR 25,000,000) each;

–	five (5) class A shares of ten million euro (EUR 10,000,000) each;

–	four (4) class A shares of one million euro (EUR 1,000,000) each;

–	sixteen (16) class A shares of one hundred thousand euro (EUR 100,000) each; and — four (4) class B shares of one hundred thousand euro (EUR 100,000) each.

–	four (4) class B shares of one hundred thousand euro (EUR 100,000) each.
2.	All the shares issued are fully paid up.

3.	The time and price of issue, provided this is not under par, as well as the time and the amount of the payments on the shares to be issued shall be fixed by the Board of Directors.
SHARES

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Article 4
1.	The shares are numbered as determined by the Board of Directors, with the exceptions that six (6) of the class A shares of one hundred thousand euro (EUR 100,000) each are numbered A2476 up to and including A2481 and that the four (4) class B shares of one hundred thousand euro (EUR 100,000) each are numbered B2482 up to and including B2485.
2.	The shares are registered shares and are entered in the register of shareholders, a duplicate of which is kept in the Company’s office.

3.	If share certificates are issued they shall be signed by two members of the Board of Directors. The share certificates are not provided with dividend coupons; the dividends distributed to shareholders are paid against receipt.
TRANSFER OF SHARES
Article 5
1.	A shareholder wishing to transfer a share must notify the Board of Directors of his intention to do so, naming the person or the company to whom he wishes to transfer it. If it concerns an A share, the Board of Directors shall, within three months after receipt of the said notification, consult a meeting of the holders of the B shares, and if it concerns a B share, the Board shall, within the same period, consult a meeting of the holders of the A shares as to whether the transferee is satisfactory.
2.	If the meeting replies in the affirmative by a majority of votes, each share giving the right to one vote, then the transfer can take place. In the reverse case the shareholder may require that the meeting shall name another person who is prepared to take over the share. In that case the transfer shall be made against payment of the nominal amount with interest at four per cent (4%) per annum from the preceding 1st January.
3.	The meeting may require that a shareholder who wishes to transfer one or more shares shall transfer all of them equally in the manner stated in this Article.
4.	The person named by the meeting shall accept and take over the share within three months after the meeting is held.
5.	If any of these periods is exceeded the transfer shall be made to the person originally proposed by the shareholder.
6.	In the event of the decease of a shareholder the heirs shall within three months after his death notify the Board of Directors to whose name they wish the deceased’s shares to be transferred. Thereupon the same procedure shall be followed as prescribed above with regard to the transfer of shares, and the same periods and the same provisions in case such periods are exceeded shall apply.
MANAGEMENT
Article 6
1.	The Company is managed by a Board of Directors consisting of at least three members, of whom at least two shall be Principal Directors. The members of the Board of Directors and the Principal Directors shall be appointed by the General Meeting of Shareholders and may at any time be removed by that meeting.
2.	In the event of the absence or inability to act of one or more members of the Board of

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Directors, the remaining members are or the remaining member shall be entrusted with the management.

3.	In the event of the absence or inability to act of all the members of the Board of Directors, the person who shall be appointed in that behalf each year by the annual general meeting of shareholders shall be charged with the management.
Article 7
The Board of Directors may appoint from among its members a Chairman and a Vice-Chairman and, either from among its members or otherwise, a Secretary.
Article 8
1.	The general meeting of shareholders shall fix the salary of each member of the Board of Directors.

2.	Unless Dutch law provides otherwise, the following shall be reimbursed to current and former members of the Board of Directors:
a.	the reasonable costs of conducting a defence against claims based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at the Company’s request;

b.	any damages or fines payable by them as a result of an act or failure to act as referred to under a;

c.	the reasonable costs of appearing in other legal proceedings in which they are involved as current or former members of the Board of Directors, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf.
There shall be no entitlement to reimbursement as referred to above if and to the extent that (i) a Dutch court has established in a final and conclusive decision that the act or failure to act of the person concerned may be characterised as wilful (“opzettelijk”) intentionally reckless (“bewust roekeloos”) or seriously culpable (“ernstig verwijtbaar”) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness, or (ii) the costs or financial loss of the person concerned are covered by an insurance and the insurer has paid out the costs or financial loss.

The Company may take out liability insurance for the benefit of the persons concerned. The Board of Directors may by agreement or otherwise give further implementation to the above.
Article 9
The Board of Directors shall entrust at least one of the Principal Directors with the execution of the resolutions of the Board of Directors and with the day-to-day management of the Company’s business. In the event of the absence or inability to act of all Principal Directors, the Board of Directors may temporarily entrust another member of the Board with these functions.
Article 10
1.	Except as provided in the second, third and fourth paragraphs of this Article, the Company shall be represented at law and otherwise by a member of the Board of Directors who is entrusted with the day-to-day management of the Company’s business, or by two other members of the Board of Directors, or by one such other member of the Board of Directors together with a Deputy Director or General Attorney, or by two Deputy Directors or by two

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General Attorneys.
2.	In the territory for which a General Representative has been appointed, the Company shall be represented, at law and otherwise, by such General Representative.
3.	Representatives and attorneys-in-fact shall be entitled to perform such acts and/or enter into such obligations on behalf of the Company as the Company, duly represented in accordance with the provisions of the first or second paragraph of this Article, shall have authorized them to perform or enter into.
4.	The Representatives and attorney-in-fact referred to in the third paragraph shall have the right of substitution only insofar as such authority is expressly given in their letter of appointment or power of attorney.
Article 11
Neither the Board of Directors nor any other person or body entitled to act on behalf of the Company shall have power to surrender or to allow inspection of documents of whatever nature which belong to the Company or are in its custody or of which the Company may dispose, or to consent to the surrender or inspection of such documents if, in the opinion of the Board, the surrender or inspection thereof is required in order to comply with any writ or order of a foreign state or of any legislative administrative judicial or other authority of a foreign state and if the Minister of Foreign Affairs has made it known that the surrender or inspection would be contrary to the national interest.
Article 12
1.	The meetings of the Board of Directors shall be held in the country in which the Company is established according to its Articles of Association.
2.	The Board of Directors shall meet as often as desired by the Chairman, by a Principal Director or by three other members of the Board.
Article 13
1.	The resolutions of the Board of Directors shall be taken only at meetings of the Board. They shall be taken by a simple majority of votes of the members present or represented at the meeting.
2.	At the meetings of the Board of Directors any member may be represented by another member, who shall then have the right to vote in that member’s name as well as in his own.
GENERAL MEETINGS OF SHAREHOLDERS
Article 14
The general meetings of shareholders shall be convened by the Board of Directors and held at The Hague at a place to be named in the notice. Notices shall be given at least seven days beforehand by means of registered letters sent to the shareholders, except in such cases as the Board of Directors shall judge to be cases of urgency, when notice can be given five days beforehand, not counting the day of convocation and that of the meeting.
Article 15
1.	The meeting shall be presided over by the Chairman of the Board of Directors or the Vice-Chairman, or if no Chairman or Vice-Chairman has been appointed, by a member of the Board of Directors present at the meeting.
2.	Minutes shall be kept of the proceedings, which minutes shall be signed by the Chairman of the meeting and the Secretary to the Board of Directors, or, if no Secretary to the Board of

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Directors has been appointed or the appointed Secretary is absent, by a member present at the meeting and appointed by the meeting for that purpose.
Article 16
1.	The resolutions of meetings shall, except in the cases where the present Articles of Association prescribe a larger majority, be passed by an absolute majority of the votes cast. In the case of an equality of votes, the motion shall be deemed to have been rejected.
2.	Appointments of persons shall be made by an absolute majority of the votes cast; in the case of an equality of votes, the appointment shall be decided by lot.
3.	In all disputes regarding voting and not provided for in the present Articles of Association, the Chairman shall decide.
4.	Shareholders may adopt any resolutions which they could adopt at a meeting, without holding a meeting. The members of the Board of Directors are given the opportunity to advise regarding such resolution, unless in the circumstances it is unacceptable according to criteria of reasonableness and fairness to give such opportunity. A resolution to be adopted without holding a meeting shall only be valid if all shareholders entitled to vote have cast their votes in writing, by cable, by telex or by telefax in favour of the proposal concerned. Those shareholders shall forthwith notify the Board of Directors of the resolution so adopted.
MEETINGS OF HOLDERS OF A AND B SHARES
Article 17
For meeting of holders of A or B shares all the above provisions relating to general meetings shall apply.
MANNER OF VOTING
Article 18
Voting on business matters shall be oral. Appointments of persons shall be made in writing.
BALANCE SHEET AND PROFIT AND LOSS ACCOUNT
Article 19
1.	The books of the Company shall be closed on 31st December of each year and the Board of Directors shall draw up from them a Balance Sheet and a Profit and Loss Account which, accompanied by notes thereto stating on what basis the movable and immovable assets of the Company have been valued, shall, together with a report by the Board of Directors, be open for inspection by the shareholders at the Company’s Office from the day of convocation of the annual general meeting at which the Balance Sheet and the Profit and Loss Account are to be finalizes up to the close of that meeting. Every shareholder may obtain complete copies of the said documents.
2.	When drawing up the Balance Sheet and the Profit and Loss Account the Board of Directors may avail themselves of the assistance of an accountant, whose remuneration shall be charged to the Company.

3.	The meeting shall finalize the Balance Sheet and the Profit and Loss Account.

DEPRECIATION
Article 20
The amounts to be written off yearly from the Company’s assets shall be fixed by the Board of

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Directors.
RESERVES
Article 21
The profit as shown by the Profit and Loss Account shall be distributed except in so far as it is set aside by the General Meeting as a reserve or carried forward to the Profit and Loss Account of the following year.
DISTRIBUTION OF PROFIT
Article 22
1.	The profit to be distributed in respect of any year after 31st December, 1954, shall be paid first to the holders of the A shares up to an amount equal to fifty per cent (50%) of the profit as shown by the Profit and Loss Account. The balance of the profit to be distributed shall then be paid to the holders of the B shares up to an amount equal to one-nineteenth (1/19th) of the amount paid in accordance with the above provision to the holders of the A shares. Any further balance still remaining of the profit to be distributed shall be paid as to ninety-five per cent (95%) thereof to the holders of the A shares and as to five per cent (5%) thereof to the holders of the B shares.
2.	Notwithstanding the provisions of paragraph 1, the general meeting may resolve that the holders of A shares and the holders of B shares shall be entitled to the distributable profit for any year after 31 December nineteen hundred and ninety-seven in proportion to the nominal amount of shares held by each of them, or in any other proportion, including allocation of the entire distributable profit solely to the holders of A shares or the holders of B shares.
3.	Resolutions as referred to in paragraph 2 may only be taken unanimously in a meeting at which the entire issued share capital is represented. If this quorum is not present at the meeting, no new meeting may be convened at which such resolutions can be taken regardless of the capital represented at the meeting.
4.	The company shall in each year reimburse its shareholders for any tax levied on the basis of income or dividends for which they may, in the preceding year, have been assessed either in the Netherlands or in any other country on the dividends received by them on their shares.
INTERIM DISTRIBUTIONS
Article 23
1.	In so far as the profits of the Company so permit, the general meeting may distribute interim dividends out of the expected dividend. The provisions of paragraphs 2 and 3 of Article 22 shall apply mutatis mutandis to the distribution of an interim dividend.
2.	Other interim distributions may be made by the Company on the basis of a resolution of the general meeting and with due observance of the provisions of the law. The provisions of paragraphs 2 and 3 of Article 22 shall apply mutatis mutandis to interim distributions.
ALTERATION OF ARTICLES OF ASSOCIATION
Article 24
Resolutions to alter the Articles of Association or to dissolve the Company may only be taken by at least four-fifths of the votes cast at a meeting attended by the owners or their representatives of at least four-fifths of the issued share capital and with the consent of four-fifths of the members of

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the Board of Directors.
TRANSITIONAL STIPULATION TO ARTICLE 8 PARAGRAPH 2 CONCERNING INDEMNIFICATION
Article 25
For the application of Article 8 paragraph 2, former members of the Board of Directors shall mean: those persons who cease to be a member of the Board of Directors after execution of the deed amending the Articles of Association in which Article 8 paragraph 2 concerning indemnification was amended.

Annex B
DRAFT DEED OF SECOND AMENDMENT OF ARTICLES OF ASSOCIATION OF SPNV
UNOFFICIAL TRANSLATION
AMENDMENT ARTICLES OF ASSOCIATION
EFFECTIVE ON [21] DECEMBER 2005
[SECOND AMENDMENT]
SHELL PETROLEUM N.V.
On the [twentieth] day of [December] two thousand and five appears before me, François Diederik Rosendaal, notaris (civil-law notary) practising in Amsterdam:
**
The person appearing declares that on the [sixteenth] day of December two thousand and five the general meeting of shareholders of Shell Petroleum N.V., a limited liability company, with corporate seat in The Hague and address at: 2596 HR The Hague, Carel van Bylandtlaan 30, resolved to amend the articles of association of this company and to authorise the person appearing to execute this deed.
Pursuant to those resolutions the person appearing declares that he / she amends the company’s articles of association as follows, which amendment will become effective when the legal merger becomes effective between the company and N.V. Koninklijke Nederlandsche Petroleum Maatschappij in accordance with the deed of merger [to be] executed before F.D. Rosendaal, notaris in Amsterdam, on the date hereof:
I. Article 3 paragraph 1 shall read as follows:
1.	The authorized capital of the company is sixty-three billion one hundred seventy-eight million seven hundred seventy-six thousand nine hundred and seventy-eight euro (EUR 63,178,776,978), divided into:
–	three hundred fifteen (315) class A shares of two hundred million euro (EUR 200,000,000) each;

–	one class B share of one hundred seventy-eight million three hundred seventy-six thousand nine hundred and seventy-eight euro (EUR 178,376,978); and

–	four (4) class B shares of one hundred thousand euro (EUR 100,000) each.
II. Article 4 paragraph 1 shall read as follows:
1.	The shares are numbered as determined by the Board of Directors, with the exception that the four (4) class B shares of one hundred thousand euro (EUR 100,000) each are numbered B2482 up to and including B2485.
III. Article 25 (new) shall read as follows:
LIQUIDATION
Article 25
1.	If the company is dissolved pursuant to a resolution of the general meeting, the members of the Board of Directors shall become the liquidators of its property, if and to the extent

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that the general meeting shall not appoint one or more other liquidators.

2.	The general meeting shall determine the remuneration of the liquidators.

3.	The liquidation shall take place with due observance of the provisions of the law. During the liquidation period these articles of association shall, wherever possible, remain in full force.

4.	The balance of the assets of the company remaining after all liabilities have been paid shall be distributed among the shareholders in proportion to the par value of their shareholdings, provided, however, that four divided by two thousand four hundred and eighty-five (4/2,485) part of fifty-five six/tenth percent (55.6%) of such balance shall be distributed to the holders of the four (4) class B shares of one hundred thousand euro (EUR 100,000) each numbered B2482 up to and including B2485.

5.	After the company has ceased to exist, its books, records and other data carriers shall remain in the custody of the person designated for that purpose by the liquidators for a period of seven years.
IV. Article 25 (old) shall be renumbered as article 26 (new).
Finally the person appearing declares that at the time of execution of this deed and pursuant to the cancellation of shares and the allotment of shares in connection with the legal merger referred to above in the meaning of section 2:325 subsection 3 of the Civil Code the issued share capital of the company amounts to twenty-one billion one hundred seventy-eight million seven hundred seventy-six thousand nine hundred and seventy-eight euro (EUR 21,178,776,978), divided into:
–	one hundred five (105) class A shares of two hundred million euro (EUR 200,000,000) each;

–	one class B share of one hundred seventy-eight million three hundred seventy-six thousand nine hundred and seventy-eight euro (EUR 178,376,978); and

–	four (4) class B shares of one hundred thousand euro (EUR 100,000) each.
The required ministerial declaration of no-objection was granted on **     two thousand and five, number N.V. 9.614.
The ministerial declaration of no-objection and a document in evidence of the resolutions, referred to in the head of this deed, are attached to this deed.
The authorisation to obtain the ministerial declaration of no-objection is also granted by the general meeting of shareholders of the disappearing company in the legal merger referred to above.
In witness whereof the original of this deed which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed.
Having conveyed the substance of the deed and given an explanation thereto and following the statement of the person appearing that [he][she] has taken note of the contents of the deed and agrees with the partial reading thereof, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris, at
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Annex C
DRAFT DEED OF AMENDMENT OF ARTICLES OF ASSOCIATION OF ROYAL DUTCH
FIRST AMENDMENT
UNOFFICIAL TRANSLATION
AMENDMENT ARTICLES OF ASSOCIATION
[FIRST AMENDMENT]
N.V. KONINKLIJKE NEDERLANDSCHE PETROLEUM MAATSCHAPPIJ
On the [sixteenth] day of December two thousand and five appears before me, François Diederik Rosendaal, notaris (civil-law notary) practising in Amsterdam:
**
The person appearing declares that on the [sixteenth] day of December two thousand and five the general meeting of shareholders of N.V. Koninklijke Nederlandsche Petroleum Maatschappij, a limited liability company, with corporate seat in The Hague and address at: 2596 HR The Hague, Carel van Bylandtlaan 30, hereinafter to be referred to as: the company, resolved to amend the articles of association of the company and to authorise the person appearing to execute this deed.
Pursuant to those resolutions the person appearing declares that [he] [she] amends the company’s articles of association as follows:
Article 3 paragraph 1 shall read as follows:
3.1.	The authorised capital of the Company is fixed at five billion seven hundred ninety-six million six hundred seventy-two thousand euro (EUR 5,796,672,000) and is divided into ten billion three hundred fifty-one million two hundred thousand (10,351,200,000) shares with a par value of fifty-six eurocent (EUR 0.56) each.
Finally the person appearing declares that at the time this deed amending the articles of association is executed and pursuant to a share issue deed executed before F.D. Rosendaal, notaris in Amsterdam, on the date hereof, the issued share capital of the company amounts to one billion nine hundred thirty-two million two hundred twenty-four thousand euro (EUR 1,932,224,000), divided into three billion four hundred fifty million four hundred thousand (3,450,400,000) shares with a par value of fifty-six eurocent (EUR 0.56) each, one million two hundred thousand (1,200,000) of which are held by the company itself.
The required ministerial declaration of no-objection was granted on the **      day of [December] two thousand and five, number N.V. 3.522.
The ministerial declaration of no-objection and the documents in evidence of the resolutions, referred to in the head of this deed, are attached to this deed.
In witness whereof the original of this deed which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed.
Having conveyed the substance of the deed and given an explanation thereto and following the statement of the person appearing that [he] [she] has taken note of the contents of the deed and agrees with the partial reading thereof, this deed is signed, immediately after reading those parts
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of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris, at
2

Annex D
DRAFT DEED OF AMENDMENT OF ARTICLES OF ASSOCIATION OF ROYAL DUTCH
SECOND AMENDMENT
UNOFFICIAL TRANSLATION
AMENDMENT ARTICLES OF ASSOCIATION
[SECOND AMENDMENT]
N.V. KONINKLIJKE NEDERLANDSCHE PETROLEUM MAATSCHAPPIJ
On the [nineteenth] day of December two thousand and five appears before me, François Diederik Rosendaal, notaris (civil-law notary) practising in Amsterdam:
**
The person appearing declares that on the [sixteenth] day of December two thousand and five the general meeting of shareholders of N.V. Koninklijke Nederlandsche Petroleum Maatschappij, a limited liability company, with corporate seat in The Hague and address at: 2596 HR The Hague, Carel van Bylandtlaan 30, hereinafter to be referred to as: the company, resolved to amend the articles of association of the company and to authorise the person appearing to execute this deed.
Pursuant to those resolutions the person appearing declares that [he] [she] amends the company’s articles of association such that these shall read in full as follows
ARTICLES OF ASSOCIATION:
Name, duration and domicile
Article 1
1.1.	The name of the company is:

N.V. KONINKLIJKE NEDERLANDSCHE PETROLEUM MAATSCHAPPIJ.

1.2.	The Company was founded on 16th June, 1890, and shall continue for an indefinite time.

1.3.	It is established in The Hague.
Object
Article 2
2.1.	The object of the Company is the foundation of, participation in and management and financing of limited liability and other companies or undertakings which are engaged in one or more branches of the oil, natural gas or chemical industry, in mining, power generation and distribution, renewables or in one or more other branches of business.

2.2.	It is further entitled in general to do all that is useful or necessary for the attainment of its object or that is connected therewith in the widest sense.
Capital
Article 3
3.1.	The authorised capital of the Company is fixed at five billion eight hundred twenty-nine million six hundred and fifty-seven euro and twenty eurocent (EUR 5,829,000,657.20) and is divided into:

–	ten billion one hundred fifty-eight million nine hundred twenty-nine thousand seven hundred and forty-five (10,158,929,745) class X shares;

–	one hundred million (100,000,000) class Y shares; and

–	one hundred and fifty million (150,000,000) ordinary shares, with a par value of fifty-six eurocent (EUR 0.56) each.

At the request of a holder of ordinary shares who is not also a holder of class X shares and at such conditions as the Board of Management may determine the Board of Management may reclassify one or more of the ordinary shares held by such shareholder into class Y shares.

Where in these articles of association reference is made to shares and shareholders this shall include the ordinary shares and the shares of each class and the holders of the ordinary shares and of the shares of each class, respectively, unless explicitly provided otherwise.

3.2.	With due observance of the statutory provisions the Company may for its own account for a consideration acquire fully paid shares in its capital. For such an acquisition the authorisation of the general meeting of shareholders shall be required by the Board of Management, except if and in so far as shares are acquired in order to be assigned to employees of the Company or employees of a legal entity with which it is associated in a group, by virtue of an arrangement applicable to the employees.
Issue of shares
Article 4
4.1.	The general meeting of shareholders may designate the Board of Management for a period in each case of not longer than five years as the competent body to take decisions, other than by virtue of the provisions of the fifth paragraph of this Article and the fourth paragraph of Article 29, for the issue of shares not yet issued up to a number to be fixed in connection with the designation.

The Board of Management shall be entitled to perform legal acts:
a.	connected with the issue of shares whereby special obligations are imposed on the Company,

b.	concerning the acquisition of shares on a basis other than that on which participation in the Company is opened to the public, and

c.	regarding capital contribution for shares other than in cash.
Decisions for the issue of shares not yet issued as referred to in this paragraph by a body other than the Board of Management may only be taken in conformity with a proposal made to that effect by the Board of Management.

4.2.	If shares are issued as referred to in the preceding paragraph of this Article, the existing shareholders shall have a pre-emptive right in proportion to their shareholdings, unless the payment is to be other than in cash or the shares are issued to employees of the Company or employees of a legal entity with which it is associated in a group. The provisions of Article 30 shall correspondingly apply with regard to this pre-emptive right.

4.3.	The Board of Management may resolve to suspend the pre-emptive right described in the second paragraph of this Article if it has been designated by the general meeting of shareholders, with due observance of the statutory provisions, as competent to do so. Such designation can only take place for a period in each case of not longer than five years.
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4.4.	If shares are issued at a price in excess of par value, the amount received by the Company on such shares above their par value shall be reserved and shall not be considered as part of the profit whose allocation is provided for by Article 29.

4.5.	On the recommendation of the Board of Management, the general meeting of shareholders may resolve to issue shares in the Company, in such amount and on such terms as recommended by the Board of Management, against the reserve referred to in the preceding paragraph of this Article. These shares shall be made available to shareholders in proportion to their shareholdings. The provisions of the fifth and sixth paragraphs of Article 29, Article 30 and Article 31, paragraph 2, shall be correspondingly applicable in this respect, this being without prejudice to the provisions of the seventh and eighth paragraphs of Article 29, which shall also be correspondingly applicable in this respect.

4.6.	The provisions of the first three paragraphs of this Article shall correspondingly apply to the granting of rights to take up shares.
Shares and share certificates
Article 5
5.1.	The term “share certificate” in these Articles of Association shall be understood to include a certificate issued for more than one share.

5.2.	The term “person” in these Articles of Association shall be understood to include a legal entity.

5.3.	Share certificates and share register entries shall specify the class of shares, if any, issued.
Article 6
6.1.	The shares shall be made out to bearer or be registered subject to the following. Class X shares and class Y shares shall be registered only. Article 7, paragraph 4, shall not apply to class X shares and class Y shares.

6.2.	Except as provided in Article 7 and in Article 29, paragraph 6, share certificates shall be issued for the shares in accordance with the provisions of the following three paragraphs of this Article.

6.3.	Share certificates to bearer shall be provided with a dividend sheet not composed of separate dividend coupons. These dividend sheets shall only be issued to depositaries. The term “depositaries” in these Articles of Association shall be understood to mean persons and entities designated by the Company as such who have undertaken to have records kept by an institution to be designated by the Company with respect to the dividend sheets which are in their custody as referred to in the first sentence of this paragraph, and who have also undertaken to surrender such a dividend sheet only to each other or to the Company at a place to be appointed by the latter. The term “dividend sheet” shall be understood further in these Articles of Association to mean a dividend sheet as referred to in the first sentence of this paragraph.

6.4.	Share certificates for registered shares shall not be provided with dividend coupons.

6.5.	A share certificate may be issued for one share or for such numbers of shares together as shall be fixed by the Board of Management. Different numbers of shares may be fixed for share certificates to bearer and share certificates for registered shares.
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6.6.	The share certificates shall be provided with a number or with a letter or letters, together with a number, and such other distinctive marks, to be determined by the Board of Management, that they can at all times be distinguished from each other.

6.7.	One or more share certificates to bearer, as well as one or more share certificates for registered shares, may, with due observance of what has been provided in or by virtue of these Articles of Association, upon application by the shareholder, be exchanged by or on behalf of the Company for one or more other share certificates, for the same aggregate number of shares.

6.8.	The exchange of share certificates shall not be effected until after the share certificates to be so exchanged have been surrendered to the Company at a place to be appointed by the Board of Management, together with the appurtenant documents, if any.

6.9.	The share certificates shall be signed by an Executive Director or by an attorney-in-fact, specially designated for the purpose, in each of these cases together with another Executive Director or another attorney-in-fact, specially designated for the purpose. Such attorneys shall be designated by the Board of Management. The share certificates for registered shares shall, in addition, be signed by one or more persons or companies, to be designated by the Board of Management.

6.10.	The Board of Management may provide that any signature to be placed on a share certificate may be effected in facsimile.

6.11.	To the person who shows to the satisfaction of the Board of Management that the share certificate of a share belonging to him or any appurtenant document has been lost, stolen or destroyed, or has become unserviceable for business use, although still unmistakably identifiable, there may be issued a new share certificate, together with the appurtenant new documents, if any. Such issue shall be made upon written application and on terms laid down by the Board of Management and shall not take place until after the share certificate and the appurtenant documents, if any, which the shareholder may still have in his possession have been surrendered to the Company for cancellation by it.

6.12.	If it has been shown to the satisfaction of the Board of Management that the dividend sheet of a share certificate to bearer has been lost, stolen or destroyed and that consequently this dividend sheet was not in the custody of a depositary at a time as referred to in Article 30, paragraph 2, then to the person to whom a new share certificate is issued for that share in accordance with the provisions of the eleventh paragraph of this Article there may also be distributed whatever would otherwise have been obtained on that share. Such distribution shall be made upon written application and on terms to be laid down by the Board of Management.

6.13.	A share certificate, as well as any document pertaining to a share certificate, which has been shown to the satisfaction of the Board of Management to have been lost, stolen or destroyed, shall become invalid by the issue of a new share certificate with the appurtenant documents, if any. The aforementioned replacement and the aforementioned effect may be made known at the expense of the applicant in such a manner as the Board of Management may deem advisable.

6.14.	An application as referred to in the 7th, 11th, or 12th paragraph of this Article may be rejected by the Board of Management.
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Article 7
7.1.	After the certificate which may have been issued therefor has been surrendered to the Company at a place to be appointed by the Board of Management, together with the appurtenant documents, if any, a share may be entered in the shareholder’s name in the register of shareholders. Share certificates for registered shares other than share certificates for registered shares in respect of shares in which, with the concurrence of the Company, trading is allowed on any stock exchange in the United States of America, shall not be issued.

7.2.	Except as provided in Article 29, paragraph 6, the entry referred to in the first paragraph of this Article shall only be made after a written application by the shareholder to that effect has been granted.

7.3.	A declaration shall be supplied to the shareholder at his request in respect of what the register states concerning the share or shares which are recorded therein in his name in accordance with the provisions of the first paragraph of this Article. The provisions of the first two sentences of Article 6, paragraph 9, shall correspondingly apply to this declaration.

7.4.	Upon written application by the person who is entered in the register in accordance with the provisions of the first paragraph of this Article, a share certificate to bearer shall be issued, the entry being cancelled at the same time.
Article 8
If any right to or deriving from a share devolves on several persons jointly, or if more than one person is competent to exercise such a right, the Company shall be entitled to admit to the exercise of that right only the person designated for the purpose jointly by all those persons, such designation being on a form to be supplied for that purpose by the Company free of charge.
Register of shareholders
Article 9
9.1.	A register of shareholders shall be kept by or on behalf of the Company. The register shall be regularly brought up to date.

9.2.	All the registered shares shall be entered in the register. The entry shall comprise the name, address and aggregate number of the shares entered in his name with regard to each shareholder registered therein. The names and addresses of those who have a right of usufruct or a pledge in respect of registered shares, notice of which has been served on the Company or which has been recognised by it, shall also be included in the register, stating whether they have voting rights. Furthermore, such other particulars as the Board of Management may prescribe shall be included in the register.

9.3.	If a share certificate has been issued in respect of a registered share, the entry shall also include the number or the letter or letters and the number of this share certificate as referred to in the sixth paragraph of Article 6.

9.4.	The entries in the register of shareholders, together with any changes in and cancellations of such entries, shall be certified in the manner to be prescribed by the Board of Management.
Costs
Article 10
The Company shall be entitled, with respect to the following acts, to charge the person(s) at
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whose request they are performed sums to be fixed by the Board of Management, at a maximum of cost price; that is to say: for exchanging share certificates, entering shares in the register, transfers on the register, the registration and cancellation of the encumbrance of shares, and for issuing new share certificates, irrespective of the reason for the last-mentioned issuance.
Assignment and transfer of record of registered shares; share transfer restrictions; notarial deed
Article 11
11.1.	The transfer of record of a registered share – irrespective of whether or not a share certificate pertaining thereto has been issued – shall be effected, subject to the provisions of the second, third and fourth paragraphs of this Article, either by serving on the Company a deed of assignment or by the written recognition by the Company of the assignment on the basis of submission to the Company of a deed of assignment.

11.2.	For the transfer of record of a registered share in respect of which no share certificate has been issued, a deed of assignment drawn up in accordance with a form to be supplied for that purpose by the Company free of charge, signed by or on behalf of the shareholder and the assignee, shall be required.

For the transfer of record of a registered share in respect of which a share certificate has been issued, a deed of assignment drawn up in accordance with the form appearing on the back of the share certificate, signed by or on behalf of the shareholder, shall be required.

The contents of the forms referred to in this paragraph shall not make the transferability of the share impossible or difficult.

11.3.	If a share certificate has been issued for the share to be transferred of record, the transfer of record by serving the deed of assignment may only take place if in that connection the share certificate is also surrendered to the Company. In that case a relevant annotation shall be made on that certificate by the Company in witness of the transfer of record or that certificate shall be replaced by a new share certificate, made out in the name of the assignee.

11.4.	If a share certificate has been issued for the share to be transferred of record, the recognition of the assignment may only take place either by a relevant annotation on that certificate or by replacement of the certificate by a new share certificate, made out in the name of the assignee.

11.5.	If a share certificate has been issued for more shares than the number of shares to be transferred of record, in connection with the replacement as referred to in the third and fourth paragraphs of this Article new share certificates shall be issued for the same aggregate number of shares as mentioned on the share certificate surrendered, in such a way that one or more than one share certificate for a number of shares corresponding to the number of shares to be transferred of record can be made out in the name of the assignee.

11.6.	A transfer of class X shares – not including a transfer by the Company of class X shares which it has acquired in its own share capital – may be effected with due observance of this paragraph.

A holder of class X shares who wishes to transfer one or more class X shares, shall require the approval of the Board of Management to do so.
6

The transfer must be effected within three months after the approval has been granted or is deemed to have been granted.

The approval shall be deemed to have been granted if the Board of Management, simultaneously with the refusal to grant its approval, does not furnish the requesting shareholder with the names of one or more prospective purchasers, who are willing to purchase all the class X shares referred to in the request for approval, against payment in cash of the price determined in accordance with this paragraph; the Company itself may only be designated as prospective purchaser with the approval of the requesting shareholder.

The approval shall likewise be deemed to have been granted if the Board of Management has not made a decision in respect of the request for approval within six weeks of its receipt.

The requesting shareholder and the prospective purchasers accepted by him shall determine the price of the class X shares by mutual agreement.

Failing agreement, the price shall be determined by an independent expert, to be designated by mutual agreement between the Board of Management and the requesting shareholder.

Should the Board of Management and the requesting shareholder fail to reach agreement on the designation of the independent expert, such designation shall be made by the President of the Chamber of Commerce and Industry in The Hague.

Once the independent expert has determined the price of the class X shares, the requesting shareholder shall be free, during one month after such determination of the purchase price, to decide whether he will transfer his class X shares to the designated prospective purchasers.

11.7.	If no shares in the share capital of the Company are admitted to official listing on a regulated securities exchange in the meaning of section 2:86c of the Civil Code of the Netherlands the transfer of a registered share in the share capital of the Company shall require a deed drawn up for such purpose executed before a civil-law notary (notaris) practising in the Netherlands; paragraphs 3 and 5 of this Article shall apply, but no new share certificates shall be issued.
Article 12
The provisions of the preceding Article shall correspondingly apply to the allocation of a registered share in the event of division of any community of property, to the transfer of record of such a share as a result of a foreclosure, and to the encumbrance of a registered share.
Management
Article 13
13.1.	The Company shall be managed by a Board of Management consisting of a number of Directors it shall determine, which number shall be at least three Directors, subject to Article 19, paragraph 2.

13.2.	The Board of Management includes Non-Executive Directors as well as Executive Directors. The Board of Management shall determine the number of Directors as referred to in paragraph 1 in such a way and shall appoint Executive Directors as referred to in paragraph 3 in such a way that the Non-Executive Directors shall form the majority of the Board of Management.
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If the number of Directors is less than three or if the Non-Executive Directors do not form the majority of the Board of Management the authorisations of the Board of Management shall remain intact and article 20 regarding absence and prevention shall apply correspondingly.

13.3.	The Board of Management shall appoint one or more of its members as Executive Directors and shall appoint one of them as Chief Executive, hereinafter referred to as the CE, who shall be subject to and governed by Article 14, paragraph 4.

13.4.	The Board of Management shall appoint one of its members, if possible one of the Non-Executive Directors, as its Chairman for as long as the Board of Management shall determine. The Chairman shall determine the agenda of the meetings of the Board of Management and supervise the performance of the Board of Management and of the Committees (with the exception of the Executive Committee) and shall maintain, on behalf of the Board of Management communications in the first instance with the CE and the Non-Executive Directors, supported in this by the Secretary referred to in Article 17, paragraph 1.

13.5.	The Board of Management shall appoint one of its members to act as Vice-Chairman of the Board of Management for as long as the Board of Management shall determine. The Vice-Chairman of the Board of Management shall be authorised to conduct those tasks and take those responsibilities which these Articles of Association delegate to the Chairman when the Chairman of the Board of Management is absent as the Board of Management shall impose on the Vice-Chairman.

13.6.	Should the Chairman of the Board of Management be absent, the meetings of the Board of Management shall be chaired temporarily by the Vice-Chairman or should the Vice-Chairman be absent, by a member of the Board of Management appointed by the meeting, or by another person present.

13.7.	The Board of Management shall determine, in accordance with these Articles of Association, one or more sets of rules and regulations containing rules concerning its activities, its decision-making, its composition, the tasks it has and the working methods to be used by its members and those used by the committees instituted by the Board of Management, as well as for other aspects of the activities conducted by the Board of Management, the Executive Committee, the Chairman, the Vice-Chairman, the CE, the Secretary and for the committees instituted by the Board of Management.
Article 14
14.1.	The Board of Management shall manage the Company within the bounds set by the law and shall be granted all authorisations by these Articles of Association which are not granted to others.

14.2.	The Executive Committee shall consist of all Executive Directors and, if the Board of Management so determines, one or more other persons appointed by the Board of Management.

14.3.	The day to day management of the Company shall be conducted by the Executive Committee. The Board of Management shall determine the tasks and duties of the CE and of the other members of the Executive Committee.

14.4.	The Board of Management may suspend the CE at any and all times and hence prevent him from acting as the CE and may also dismiss the CE, without prejudice to the
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authority retained by the general meeting of shareholders to suspend or dismiss the CE as a member of the Board of Management.

14.5.	The Non-Executive Directors shall supervise the policy pursued by the CE and the Executive Committee and also supervise the general course of business and shall furthermore also fulfil those tasks which these Articles of Association impose on them or which are required of them pursuant to these Articles of Association.

14.6.	The Board of Management may institute committees it sees fit to alongside the Executive Committee, which shall consist of one or more of its members or consist of other persons. The majority of the members of a committee shall consist of members of the Board of Management.

The Board of Management shall appoint the members of these other committees and shall determine the tasks of each committee. A committee may solely reach valid decisions at a meeting at which the majority of the members present consists of members of the Board of Management.

14.7.	The CE and the Chairman shall provide the Non-Executive Directors with all the information required by them for the performance of their tasks and shall do so in a timely manner.

14.8.	The emoluments of the Executive Directors shall be determined by the Board of Management and shall cohere with the general policy on emoluments determined by the general meeting of shareholders.

14.9.	Each Non-Executive Director shall be granted an emolument as shall be periodically determined by the Board of Management bearing in mind the fact that the total amount of all emoluments thus paid to Non-Executive Directors annually may not exceed the annual amount which has been set by the general meeting of shareholders. Travel expenses incurred by a Non-Executive Director and other expenses connected with attending meetings of bodies of the Company, or incurred in conducting his tasks and duties, shall be reimbursed.

14.10.	The Board of Management shall lodge the following documents with the general meeting of shareholders for its ratification or approval:
a.	the general policy to be pursued in the field of emoluments granted to Executive Directors as referred to in paragraph 8;

b.	the total annual amount as referred to in paragraph 9;

c.	a proposal in connection with rules and regulations pertaining to emoluments granted to Executive Directors in the form of shares or rights to take shares.
14.11.	The Company shall not provide members of the Board of Management with any personal loans neither shall it furnish any guarantees to them.

Non-Executive Directors are not granted any shares and/or rights to take shares as a part of their emoluments.
Article 15
15.1.	The Board of Management and hence all of the members of the Board of Management collectively, shall represent the Company.

15.2.	The Company shall furthermore also be represented by two Executive Directors acting together or one Executive Director acting together with the Secretary.

15.3.	Should a Director have concluded an agreement with the Company as a private individual
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or conduct legal proceedings against the Company as a private individual, the Company may be represented in such a situation as set forth in paragraphs 1 and 2 by the Board of Management, respectively the Executive Directors who have not concluded an agreement with the Company as private individuals or who are not conducting legal proceedings as referred to in the preamble hereunto, unless the general meeting of shareholders shall appoint a person to represent the Company in such a situation.
Article 16
16.1.	Meetings of the of the Board of Management may be convened at any and all times by a member of the Board of Management, or at the behest of the Secretary.

16.2.	The Secretary shall be authorised to attend meetings of the Board of Management. The Board of Management shall also be authorised to admit others to its meetings.

16.3.	The Board of Management shall reach its decisions by means of an absolute majority of votes cast. Should votes tie, the Chairman shall have a deciding vote.
Article 17
17.1.	The Board of Management shall appoint a Secretary who shall not be a member on the strength of a proposal made by the Chairman and the CE.

17.2.	The Secretary shall be authorised by the terms of these Articles of Association and upon or subsequent to his being appointed, in compliance with these Articles of Association, and, in accordance with that determined by the Board of Management.

17.3.	The Secretary may be dismissed at any and all times by the Board of Management from his position as Secretary.
Article 18
Without prejudice to that determined elsewhere in these Articles of Association, the approval of the general meeting of shareholders shall be required for decisions reached by the Board of Management concerning an important change made to the identity or the character of the Company or the enterprises affiliated therewith, including, in any case:
a.	the transfer of the enterprise of the Company or of almost the entire enterprise of the Company to a third party;

b.	entering into or breaking a long-term collaboration which the Company has conducted or that of a subsidiary with another legal entity or company or as a fully liable partner of a partnership, if that collaboration or breaking therewith shall be of drastic significance for the Company;

c.	taking or divesting oneself of a participation in the capital of a company with a value of at least one third of the amount of the assets, according to the balance sheet, with background notes, or, if the Company draws up a consolidated balance sheet, according to the consolidated balance sheet with background notes, according to the most recently ratified annual accounts of the Company, by it, or by a subsidiary.
Article 19
19.1.	A member of the Board of Management shall be appointed for a term of office which shall not exceed four years, bearing in mind the fact that unless a member of the Board of Management resigns early, his term of office shall terminate upon the close of the general meeting of shareholders held subsequent thereunto in the fourth year after the year in which he shall have been appointed. A member of the Board of Management may be re-appointed in compliance with the previous sentence.
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The Board of Management may determine a roster of terms of office.

19.2.	The members of the Board of Management shall be appointed by the general meeting of shareholders subject to the following.
a.	Subject to the provisions sub b, if a member of the Board of Management is to be appointed, the Board of Management shall draw up a binding proposal in such a manner that for each appointment to be made a choice may be made from among at least two persons.

b.	Effective the first day of January two thousand and six Article 13, paragraph 1, shall provide that the Board of Management shall include one Non-Executive Director X and one Non-Executive Director Y. If a Non-Executive Director X is to be appointed the meeting of holders of class X shares shall draw up a binding proposal, subject to Article 27A, paragraph 5, in such a manner that for each appointment to be made a choice may be made from among at least two persons. If a Non-Executive Director Y is to be appointed the meeting of holders of class Y shares shall draw up a binding proposal, subject to Article 27A, paragraph 5, in such a manner that for each appointment to be made a choice may be made from among at least two persons. On the first day of January two thousand and six or as soon as practically possible thereafter the Board of Management shall designate one Non-Executive Director as the Non-Executive Director X and one Non-Executive Director as the Non-Executive Director Y, neither being the Chairman or the Vice-Chairman. Such designations shall be registered forthwith at the Trade Register.

c.	A proposal as meant sub a or b shall be included in the convocation of the general meeting of shareholders at which the appointment to be made is to be dealt with. Should no proposal be made or should a proposal not have been made in a timely manner, mention shall be made of this in the convocation of the meeting. If no proposal is made or should a proposal not have been made in a timely manner, the general meeting of shareholders shall be at liberty to make the appointment in question.
19.3.	The general meeting of shareholders may suspend and dismiss each and every member of the Board of Management. A decision as referred to in the previous sentence shall required being motivated.
Article 20
Should one or more members of the Board of Management be absent or prevented from attending to business, the authorisations of the Board of Management shall notwithstanding this fact remain intact.
Should all the members of the Board of Management be absent or prevented from attending to business except one, that remaining member of the Board of Management shall take all the necessary measures as soon as possible in order to form a Board of Management.
Should all the members of the Board of Management be absent or prevented from attending to business, the Secretary shall take all the necessary measures to form a Board of Management as quickly as possible. The Secretary shall have all the requisite authorisations of (a member of) the Board of Management, such as the authorisation to hold a general meeting of shareholders.
Article 21
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Unless Dutch law provides otherwise, the following shall be reimbursed to current and former members of the Board of Management:
a.	the reasonable costs of conducting a defence against claims based on acts or failures to act in the exercise of their duties or any other duties currently or previously performed by them at the Company’s request;

b.	any damages or fines payable by them as a result of an act or failure to act as referred to under a;

c.	the reasonable costs of appearing in other legal proceedings in which they are involved as current or former members of the Board of Management, with the exception of proceedings primarily aimed at pursuing a claim on their own behalf.
There shall be no entitlement to reimbursement as referred to above if and to the extent that (i) a Dutch court has established in a final and conclusive decision that the act or failure to act of the person concerned may be characterised as wilful (“opzettelijk”), intentionally reckless (“bewust roekeloos”) or seriously culpable (“ernstig verwijtbaar”) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness, or (ii) the costs or financial loss of the person concerned are covered by an insurance and the insurer has paid out the costs or financial loss. The Company may take out liability insurance for the benefit of the persons concerned. The Board of Management may by agreement or otherwise give further implementation to the above.
General meeting of shareholders
Article 22
22.1.	The shareholders shall be convoked to a general meeting of shareholders by the Board of Management.

22.2.	The general meetings of shareholders shall be held in The Hague, Amsterdam or Rotterdam, at the place as stated in the notice of convocation.

22.3.	The convocation shall be made by means of an advertisement in at least one daily newspaper published in the Netherlands to be selected by the Board of Management, without prejudice to any additional legal or regulatory publication requirements. The period of notice shall be at least three weeks, not counting the day of the convocation and the day of the meeting. In urgent cases, at the discretion of the Board of Management, this period may be reduced to fifteen days.

22.4.	For the purposes of the first paragraph of this Article, Article 23, paragraph 3, Article 24, paragraph 1, and Article 26, paragraph 1 under a. and paragraphs 2 to 6, holders of depositary receipts for shares which have been issued with the concurrence of the Company and also, but only if they have voting rights, usufructuaries and pledgees shall be equated with shareholders.
Article 23
23.1.	At least one general meeting of shareholders shall be held annually.

23.2.	Without prejudice to the provision of the first paragraph of this Article, a general meeting of shareholders shall be held as often as the Board of Management deems it desirable.

23.3.	A general meeting of shareholders may be held when one or more holders of shares representing in the aggregate at least one-tenth of the issued capital have addressed a written request to the Board of Management that a general meeting of shareholders be convened, specifying the subjects to be dealt with.
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If the Board of Management does not act upon this request in such a manner as to enable the general meeting of shareholders to be held within six weeks after its submission, the person or persons making the request may be empowered by the (temporary) relief judge (voorzieningenrechter) of the District Court within whose jurisdiction the Company is established to convene the meeting himself or themselves.
Article 24
24.1.	Without prejudice to the provisions of the third paragraph of Article 23, the Board of Management shall determine the items to be included in the agenda for the meeting. One or more shareholders representing in the aggregate at least one-hundredth of the issued capital or the market value in shares as set in respect thereto by the law, can submit proposals for items for the agenda, provided these are submitted in writing to the Company at its office not later than sixty days before the date of the meeting, specify the items to be dealt with, and are accompanied by evidence showing that those submitting the proposal in the aggregate represent at least one-hundredth of the issued capital or the market value in shares as set in respect thereto by the law. Such items proposed by shareholders will be added to the agenda, unless in the opinion of the Board of Management such a proposal contravenes serious interests of the Company or of an undertaking in which the Company, directly or indirectly, holds an interest, or the proposed resolution on such an item is not one on which the general meeting of shareholders may legitimately decide.

24.2.	The agenda for the meeting shall be specified in the notice of convocation. No other business may be transacted at the meeting.

24.3.	The Board of Management shall provide the general meeting of shareholders with all the information it requires unless a weighty interest on the part of the Company shall mitigate against this being done. Should the Board of Management invoke a weighty interest being at stake, it shall give the reasons for having done so.
Article 25
25.1.	The meetings shall be presided over by the chairman of the Board of Management or another person to be designated for that purpose by the Board of Management. Unless a notarial record is drawn up of the proceedings, minutes shall be kept thereof which shall be signed by the chairman of the meeting and by another person present at the meeting and designated for that purpose by the Board of Management.
25.2.	A certificate, signed by the Chairman of the meeting and the person referred to in paragraph 1, which shall constitute a confirmation of the fact that the general meeting of shareholders has adopted a certain resolution, shall be deemed to be evidence of any such resolution having been adopted for third parties.
25.3.	Unless a notarial record is drawn up of the proceedings of the meeting, the report of the general meeting of shareholders shall be made available no later than three months after the close of the meeting of shareholders to those who request it, after which shareholders shall be afforded an opportunity during the subsequent three months to respond to the report. The report shall thereafter be ratified in the manner as described in paragraph 1.
Article 26
26.1.	With due observance of the provisions of the following paragraphs of this Article every
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shareholder may in person or by a proxy authorised by a written power of attorney:
a.	attend and address the general meeting, and

b.	exercise voting rights, except if the law prevents him from doing so or they devolve on a usufructuary or a pledgee, in which case the voting rights may be exercised by the usufructuary or pledgee, respectively, with due observance of the provisions of the following paragraphs of this Article.
26.2.	The Board of Management may in convoking a general meeting of shareholders determine that those entitled to exercise the rights referred to in the first paragraph of this Article in respect of a share shall be those — irrespective of who is a shareholder at the time of the general meeting of shareholders — who:
a.	are shareholders at a time to be determined by the Board of Management and are registered as such in either the register of shareholders or in a register, designated by the Board of Management, of holders of shares for which share certificates made out to bearer are in circulation; and

b.	have made known to the Company in writing, in a manner determined by the Board of Management and not later than at the time and the place specified with respect thereto in the notice of convocation, their desire to exercise these rights.
In order to be able to have these rights exercised by proxy in respect of a share the holder of the rights must furthermore deposit a written power of attorney not later than at the time and at the place specified with respect thereto in the notice of convocation.
26.3.	If the second paragraph of this Article is applied, the notice of convocation of the general meeting of shareholders shall state the manner in which holders of shares for which share certificates made out to bearer are in circulation may register. The register, to be designated by the Board of Management, of holders of such shares may consist of several parts, which may be kept in different places by one or more institutions designated by the Board of Management.
26.4.	If the Board of Management does not make use of the authorisation referred to in the second paragraph of this Article, the following provisions shall apply:
a.	in order to be able to exercise the rights referred to in the first paragraph of this Article in respect of a share for which a share certificate made out to bearer is in circulation, the shareholder must deposit the share certificate against receipt not later than at the time and at the place specified with respect thereto in the notice of convocation; the share certificates must remain deposited at that place until after the end of the meeting;

b.	in order to be able to exercise the rights referred to in the first paragraph of this Article in respect of a registered share — irrespective of whether or not a share certificate pertaining thereto is in circulation — the shareholder must make known to the Company in writing his desire to do so not later than at the time and the place specified with respect thereto in the notice of convocation. He may only exercise the said rights at the meeting in respect of the registered shares which are recorded in his name both at that time and on the day of the meeting; and

c.	in order to be able to have these rights exercised by a proxy in respect of a share as referred to in this paragraph under a. and b., the shareholder must furthermore deposit a written power of attorney not later than at the time and at the place
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specified with respect thereto in the notice of convocation.
26.5.	The times referred to in the second and fourth paragraphs of this Article may not be set on a date earlier than the third day after that of the convocation or earlier than the seventh day before that of the meeting. Without prejudice to the provisions of the preceding sentence, different times can be designated for the shares referred to in this Article, depending on the place and the manner in which they are held.
26.6.	For the purpose of the exercise of the rights referred to in this Article, the Company shall be authorised to consider as accurate the statements received in time by the Company from the institutions designated for that purpose in the notice of convocation of the general meeting of shareholders in respect of the registration, deposition or grant of power of attorney as referred to in paragraphs 2, 3 and 4 of this Article, as well as in respect of the numbers of shares to which the registration, deposition or grant of power of attorney relate.
26.7.	The chairman of the meeting shall decide with regard to the admission to the meeting of persons other than those who are legally entitled to attend.
Article 27
27.1.	The resolutions of the general meetings of shareholders shall, except in those cases where the law or these Articles of Association prescribe a larger majority, be passed by absolute majority of the votes cast. In the event of an equality of votes, the motion is rejected, except as provided in the following paragraph of this Article. Abstentions and invalid votes shall not be counted as votes cast.
27.2.	The appointment of persons shall be made by absolute majority of the votes cast. If, after two free polls, no absolute majority is obtained for the place to be filled, another poll shall be taken between the two persons who at the second free poll obtained the two highest numbers of votes, and the person for whom the most votes are then cast shall be elected; in the event of an equality of votes the election shall be decided by the drawing of lots. In the cases which are not provided for in this paragraph, but which concern an appointment, the chairman of the meeting shall decide on the procedure then to be followed.
27.3.	The chairman of the meeting shall decide on the manner of voting, including the possibility of voting by acclamation. In the event of a vote by acclamation or another manner of voting without a poll, dissenting votes shall be recorded upon request.
27.4.	For each share one vote may be cast.

27.5.	In all disputes with regard to voting the chairman of the meeting shall decide.
Meetings of holders of shares of a specific class.
Article 27A.
27A.1.	A class meeting shall be held whenever a resolution by such meeting is required. Furthermore, such meeting shall be held whenever considered appropriate by either the Board of Management or one or more persons together entitled to cast at least one tenth of the total number of votes that may be cast at such meeting.
27A.2.	If one or more persons as referred to in paragraph 1 consider appropriate that a class meeting be held, they shall so notify the Board of Management.
If in that event no Director convenes the meeting such that the meeting is held within ten days of the request, each of the persons requesting shall be authorised to convene the
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same with due observance of that provided in these Articles of Association.

27A.3.	Articles 22 up to and including 27 shall equally apply to class meetings and to resolutions to be adopted by such meetings, provided that the notice shall be sent not later than on the fifth day prior to the meeting.
27A.4.	Holders of shares of a specific class and holders of a right of usufruct or a right of pledge with voting rights may adopt any resolutions which they could adopt at a class meeting, without holding a class meeting, provided that the Directors have been able to advise regarding the resolution.
Such a resolution shall only be valid if all holders of shares of the specific class concerned and holders of a right of usufruct or a right of pledge with voting rights entitled to vote have cast their votes in writing, by cable, by telex or by telefax in favour of the proposal concerned.
Those who have adopted a resolution without holding a meeting shall forthwith notify the Board of Management of the resolution so adopted.
27.5.	A resolution by the meeting of holders of class X shares or the meeting of holders of class Y shares to draw up a binding proposal as referred to in Article 19, paragraph 2, can only be adopted with a majority of at least three quarters of the votes cast at that meeting at which at least four fifths of the issued share capital in the form of class X shares or class Y shares, respectively, is present or represented.
Annual accounts and allocation of profit
Article 28
28.1.	The books of the Company shall be closed on 31st December in each year.
28.2.	The Board of Management shall draw up annual accounts each year, consisting of a balance sheet, a profit and loss account and notes to these documents. The annual accounts shall be accompanied by the report of a certified public accountant appointed by the general meeting of shareholders and by a written annual report drawn up by the Board of Management. The documents mentioned in this paragraph shall be open to inspection, and copies thereof shall be made available, in accordance with the provisions of the law.
28.3.	The Board of Management shall fix the amounts which shall be appropriated to reserves.
28.4.	The general meeting of shareholders finalises the annual accounts and can resolve on the discharge of the members of the Board of Management of responsibility in respect of the performance of their duties for the relevant financial year.
Article 29
29.1.	The general meeting of shareholders may resolve that the profit pursuant to Article 28, paragraph 3, available for distribution shall in whole or in part not be distributed, but shall be carried forward to the following year.
29.2.	The balance of profit available for distribution then remaining shall be distributed to the shareholders subject to the following. Shares acquired and held by the Company in its own capital are not included in the profit distribution calculation and no distributions are made thereon.
The following shall apply as of the first day of January two thousand and six and only in respect of profit earned from the first day of January two thousand and six onwards.
a.	First of all, if possible, a payment shall be made on the class X shares of one
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percent of their par value.

b.	Thereafter, if possible, a payment shall be made on the class Y shares of one percent of their par value.
29.3.	With due observance of the statutory provisions and of paragraph 2 the Board of Management may resolve to pay one or more interim dividends.
29.4.	On the recommendation of the Board of Management, the general meeting of shareholders may resolve to issue shares in the Company, by way of a dividend or interim dividend, in such amount and on such terms as recommended by the Board of Management, against that which shareholders are due to receive in virtue of the provisions of the second paragraph of this Article or against the reserved profit. The provisions of Article 30 and Article 31, paragraph 2, shall be correspondingly applicable in this respect, without prejudice to the provisions of the seventh and eighth paragraphs of this Article. These shares shall be issued at par value, unless the general meeting of shareholders, on the recommendation of the Board of Management, resolves to issue these shares at a higher price, in which case the provisions of Article 4, paragraph 4, shall be correspondingly applicable.
29.5.	To holders of shares for which share certificates to bearer have been issued and to holders of shares which have been entered in the register of shareholders or in a certain part thereof, the shares referred to in the preceding paragraph of this Article shall be made available in the manner and as from the time to be fixed and made known by the Board of Management for each of these groups of shareholders.
29.6.	In that connection the Board of Management may stipulate that shares which accrue to a holder of one or more shares entered in the register of shareholders in accordance with the provisions of Article 7, paragraph 1, on account of his shareholding thus recorded, shall be made available by entry in the register of shareholders in accordance with the provisions of that paragraph if and in so far as the shareholder has not requested that they be made available in some other way in accordance with the announcement in that respect.
29.7.	The Board of Management may also stipulate in that connection that if a right to a fraction of a share accrues to a holder of one or more shares entered in the register of shareholders or in a certain part thereof on account of his shareholding thus recorded, this right shall be turned into cash by the Company for his account if no disposition with regard thereto has been made by him within a certain time limit.
29.8.	The provisions of Article 31, paragraph 2, shall be correspondingly applicable to the right to claim payment of the proceeds, with the proviso that for the purpose of such application the proceeds shall be deemed to have been first made obtainable on the date on which the shares were first available.
29.9.	The payment of a dividend or interim dividend in cash on registered shares in respect of which share certificates have been issued and in which, with the concurrence of the Company, dealings are allowed on a stock exchange in a country other than the Netherlands, shall be made in the currency of the country concerned, unless the Company is not in a position to do this owing to Government measures or other circumstances outside its control. If in accordance with the provisions of the previous sentence the payment of a dividend or interim dividend takes place in a foreign
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currency, it shall be converted for that purpose at the rate of exchange to be determined by the Board of Management on a day to be fixed and made known by the Board of Management. This day may not be set earlier than the day on which it is resolved to make the payment and not later than the day which has been fixed for the shares concerned in accordance with the provisions of Article 30, paragraph 1.
Article 30
30.1.	The person entitled to a dividend or an interim dividend on a share which has been entered in the register of shareholders in accordance with the provisions of Article 7, paragraph 1, or on a share in respect of which a share certificate for registered shares has been issued, shall be the person in whose name the share is recorded in the register of shareholders at a time fixed for the purpose by the Board of Management.
30.2.	The person entitled to a dividend or an interim dividend on a share in respect of which a share certificate to bearer has been issued, shall be the person who is the holder of the share at a time fixed for the purpose by the Board of Management. In order to be able to exercise the right to a distribution as referred to in the previous sentence, the person entitled thereto must cause the dividend sheet to be in the custody of a depositary at the time referred to in the previous sentence. For distributions as referred to in this paragraph the Company shall be discharged vis-à-vis the persons entitled thereto by payment to the institution referred to in Article 6, paragraph 3, or to one or more third parties to be designated by this institution and the Company, for the account of the persons in whose name the dividend sheets were in the custody of the depositaries at the aforementioned time.
30.3.	Different times may be fixed for the shares referred to in this Article. Each time thus fixed shall be made known in whatever manner the Board of Management deems effective.
Article 31
31.1.	A dividend or interim dividend shall be obtainable on and after a day to be fixed for the purpose by the Board of Management. Different days may be fixed for the shares in respect of which share certificates to bearer have been issued, for the shares in respect of which share certificates for registered shares have been issued, and for the shares which have been entered in the register of shareholders in accordance with the provisions of Article 7, paragraph 1. Each day thus fixed shall be made known in whatever manner the Board of Management deems effective.
31.2.	The right to claim payment of a dividend or interim dividend on a share shall be forfeit by the expiry of a period of six years from the day on which the dividend or interim dividend on that share was first made obtainable.
Article 32
The Company may only make profit distributions to the holders of shares in so far as the shareholders’ equity is larger than the amount of the issued capital plus the reserves which have to be held by virtue of the law or these Articles of Association.
Amendment of the Articles of Association or dissolution
Article 33
33.1.	A resolution providing for amendment of these Articles of Association or for dissolution of the Company may only be passed by a majority of at least two-thirds of the votes cast at a general meeting of shareholders at which at least three-quarters of the issued

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capital is represented. If this last requirement is not fulfilled, a new general meeting of shareholders shall be convened, to be held within eight weeks after the first one. At the second general meeting the resolution providing for amendment of these Articles of Association or for dissolution of the Company may be passed by absolute majority of the votes cast, but irrespective of the proportion of the issued capital which is represented thereat.
A resolution referred to in the first sentence shall not require any resolution or approval other than the resolution by the general meeting of shareholders.
33.2.	In the convocation for a general meeting of shareholders at which a resolution providing for the amendment of these Articles of Association or for the dissolution of the Company is to be discussed it must be stated that a copy of that resolution — incorporating the proposed amendments verbatim in the case of a resolution providing for the amendment of these Articles — will be open to inspection by the shareholders at the office of the Company until the end of the meeting and will be obtainable by them free of charge.
Winding-up
Article 34
34.1.	In the event of the dissolution of the Company, the liquidation shall be conducted by the Board of Management, unless the general meeting of shareholders resolves otherwise. For the designation of others the provisions made in these Articles with respect to the nomination for the appointment of members of the Board of Management shall apply.
34.2.	In the resolution providing for dissolution the remuneration shall be fixed which shall be received by the liquidators.
34.3.	The net proceeds of the liquidation after payment of the liquidation expenses and of all debts shall be divided among the shareholders in proportion to the nominal amount of their shares. The provisions of Article 30 shall correspondingly apply to such distribution.
Transitional provisions following from the amendment to the articles of association dated the thirty-first day of May two thousand and two
Article 35
The following stipulations cited from the deed amending the Articles of Association dated the thirty-first day of May two thousand and two remain applicable to the extent that no exchanges or registrations have as yet been made. In such stipulations provisions with respect to priority shares are ignored and Board of Management (directie) and Supervisory Board will be construed as: Board of Management (raad van bestuur).
“Transitional provisions
“Article 42
“1. Every share of N.fl. 1.25 already issued shall be one share of € 0.56.
“2. Every priority share of N.fl. 1,000 already issued shall be one priority share of € 448.
“3. Every certificate for one or more shares of N.fl. 1.25 already issued shall be regarded as a
“certificate for an equal number of shares of € 0.56.
“4. Every certificate already issued for one or more shares to bearer provided with separate
“dividend coupons of N.fl. 5 shall be regarded as a certificate for such a number of shares of
“€ 0.56 as shall equal four times the number of shares of N.fl. 5 stated on that certificate.

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“5. Every certificate already issued for one or more shares to bearer provided with separate
“dividend coupons of N.fl. 10 shall be regarded as a certificate for such a number of shares of
” € 0.56 as shall equal eight times the number of shares of N.fl. 10 stated on that certificate.
“6. Every certificate for one or more shares already issued to bearer provided with separate
“dividend coupons of N.fl. 20 shall be regarded as a certificate for such a number of shares of
“€ 0.56 as shall equal sixteen times the number of shares of N.fl. 20 stated on that certificate.
“7. Every certificate for a share of N.fl. 1,000 already issued shall be regarded as a certificate for
“eight hundred shares of € 0.56.
“8. Every certificate for a share or sub-share of N.fl. 100 already issued shall be regarded as a
“certificate for eighty shares of € 0.56.
“9. Every certificate for one or more registered shares of N.fl. 5 already issued shall be regarded
“as a certificate for an equal number of shares of € 0.56. Persons in whose name a certificate for
“one or more shares of N.fl. 5 is entered in the register of shareholders of the Company on the day
“on which these amended Articles of Association become effective shall be entitled to receive one
“or more certificates for shares of € 0.56, jointly amounting to three times the number of shares
“stated on the certificate.
“10. Every certificate for one or more registered shares of N.fl. 10 already issued shall be
“regarded as a certificate for an equal number of shares of € 0.56. Persons in whose name a
“certificate for one or more shares of N.fl. 10 is entered in the register of shareholders of the
“Company on the day on which these amended Articles of Association become effective shall be
“entitled to receive one or more certificates for shares of € 0.56, jointly amounting to seven times
“the number of shares stated on the certificate.

20

“11. Every certificate for one or more registered shares of N.fl. 20 or N.fl. 50 already issued shall
“be regarded as a certificate for an equal number of shares of € 0.56. Persons in whose name a
“certificate for one or more shares of N.fl. 20 or N.fl. 50 is entered in the register of shareholders
“of the Company on the day on which these amended Articles of Association become effective
“shall be entitled to receive one or more certificates for shares of € 0.56, jointly amounting to
“fifteen times the number of shares stated on the certificate.
“Article 43
“Holders of share certificates or sub-share certificates to bearer provided with separate dividend
“coupons already issued may exchange their share certificates for share certificates to bearer
“provided with a dividend sheet. The provisions of Article 6, paragraphs 7 and 8, and Article 10
“shall correspondingly apply to this exchange. Alternatively, holders of such share certificates or
“sub-share certificates to bearer may have the shares concerned entered in the register of
“shareholders after surrender to the Company of those share certificates or sub-share certificates.
“The provisions of Article 7, paragraph 1, and Article 10 shall correspondingly apply to this
“registration.
“Article 44
“Except as provided in the previous Article and the following Article, the rights attached to shares
“for which share certificates or sub-share certificates to bearer provided with separate dividend
“coupons have already been issued may only be exercised after 31st December, 1997, provided
“that the exchange or registration referred to in the previous Article has taken place.

21

“Article 45
“1. The provisions of Article 6, paragraph 11, shall correspondingly apply to already issued share
“certificates to bearer provided with separate dividend coupons, with the proviso that only share
“certificates to bearer provided with a dividend sheet can be issued as the new share certificates
“referred to in that paragraph.
“2. To the person who shows to the satisfaction of the Board of Management that a separate
“dividend coupon belonging to him, in respect of which any right can already be exercised against
“the Company, has been lost, stolen or destroyed, there may be distributed whatever has been
“made obtainable on that dividend coupon.
“Such distribution shall be made upon written application and on terms to be laid down by the
“Board of Management, with the approval of the Supervisory Board.
“Such a dividend coupon shall become invalid by the distribution of whatever was made
“obtainable thereon. The aforementioned distribution and the aforementioned effect may be made
“known at the expense of the applicant in such a manner as the Board of Management and the
“Supervisory Board may deem advisable. An application as referred to above may be rejected by
“the Board of Management, after the consent of the Supervisory Board has been obtained.”.
Transitional stipulation to Article 21 concerning indemnification
Article 36
For the application of Article 21, members of the Board of Management and former members of the Board of Management shall be deemed to also include: those persons who were members of the body of management (directie) of the Company and of the body of the Supervisory Board of the Company immediately prior to the deed being executed which amended the Articles of Association in which Article 21 concerning indemnification was introduced.
Finally the person appearing declares that:

22

a.	at the time this deed amending the articles of association is executed the issued share capital of the company amounts to one billion nine hundred thirty-two million two hundred and twenty-four thousand euro (EUR 1,932,224,000), divided into:
-	three billion three hundred eighty-six million three hundred nine thousand nine hundred and fifteen (3,386,309,915) class X shares held by Royal Dutch Shell plc and one million and two hundred thousand (1,200,000) class X shares held by the company itself;

-	** (**) class Y shares held by shareholders who have elected to reclassify their shares into class Y shares and who have met the conditions for such reclassification determined by the Board of Management; and

-	** (**) ordinary shares including thirty-one million seven hundred fifty and twenty-eight (31,750,028) ordinary shares held by Royal Dutch Shell plc, with a par value of fifty-six eurocent (EUR 0.56) each;
b.	three billion three hundred eighty-six million three hundred nine thousand nine hundred and fifteen (3,386,309,915) previously issued shares held by Royal Dutch Shell plc and one million and two hundred thousand (1,200,000) previously issued shares held by the company itself are hereby reclassified into class X shares; the shares held by Royal Dutch Shell plc that are reclassified are the shares held by Royal Dutch Shell plc numbered from the lowest share number onwards;
c.	** (** ) previously issued shares held by shareholders who have elected to reclassify their shares into class Y shares and who have met the conditions for such reclassification determined by the Board of Management are hereby reclassified into class Y shares; and

d.	ordinary shares are the previously issued shares in the share capital of the company which before this deed amending the articles of association is executed used to be referred to as: “shares”;

thirty-one million seven hundred fifty and twenty-eight (31,750,028) ordinary shares are held by Royal Dutch Shell plc.
The required ministerial declaration of no-objection was granted on the ** day of ** two thousand and five, number N.V. 3.522.
The ministerial declaration of no-objection and the documents in evidence of the resolutions, referred to in the head of this deed, are attached to this deed.
In witness whereof the original of this deed which will be retained by me, notaris, is executed in Amsterdam, on the date first mentioned in the head of this deed.
Having conveyed the substance of the deed and given an explanation thereto and following the statement of the person appearing that [he] [she] has taken note of the contents of the deed and agrees with the partial reading thereof, this deed is signed, immediately after reading those parts of the deed which the law requires to be read, by the person appearing, who is known to me, notaris, and by myself, notaris, at

23

Annex E
LOAN NOTE DOCUMENTS
THIS DEED is made on [       ] by Shell Petroleum N.V. (the “Company”) incorporated in The Netherlands with its corporate seat in The Hague and having its principal place of business at Carel van Bylandtlaan 30, 2596 HR The Hague, The Netherlands, and by Royal Dutch Shell plc (“Royal Dutch Shell”) incorporated in England and Wales with registered number 04366849, whose registered office is at Shell Centre, London SE1 7NA, UK and whose headquarters are at Carel van Bylandtlaan 30, 2596 HR The Hague, The Netherlands (registered at the Chamber of Commerce, The Hague, under number 34179503).

WHEREAS:
(A)	The Company has resolved to create the Loan Notes (as defined below) to be issued in connection with the Merger (as defined below).
(B)	Royal Dutch Shell has agreed to issue the “A” Shares (as defined below) in exchange for the Loan Notes on the terms set out below.
(C)	The Company has determined to constitute the Loan Notes in the manner set out in this Deed.
NOW THIS DEED WITNESSETH as follows:
1.	INTERPRETATION
(A)	In this Deed, including its recitals and schedules, unless the subject or context requires otherwise, the following expressions shall have the meanings set out opposite them below:

““A” Shares”	means class A ordinary shares with a nominal value of €0.07 each in the capital of Royal Dutch Shell which may be issued by Royal Dutch Shell in exchange for the Loan Notes on the terms set out herein;

“Bankers Automated Clearing System”	means the method of payment whereby funds are transferred from one bank to another by means of an automated system;

“Base Price”	means £[ ];

“British Islands”	means the British Islands as defined in Schedule 1 of the Interpretation Act 1978 with the exception of the Isle of Man;

“Business Day”	means any day on which leading banks are generally open for business in the City of London and in Amsterdam other than a Saturday or Sunday or public holiday;

“Capital Gains Tax”	means capital gains tax charged pursuant to the United Kingdom Taxation of Chargeable Gains Act 1992;

“Company Euro Redemption Amount”	has the meaning given in Clause 4(C);

“Conditions”	means the conditions of the Loan Notes to be endorsed on each Loan Note as set out in Part 2 of Schedule 1 (as from time to time modified in accordance with the provisions contained therein);

“Corporation Tax on Capital Gains”	means corporation tax on chargeable gains charged pursuant to the United Kingdom Income and Corporation Taxes Act 1988;

“CREST”	means the system for the paperless settlement of trades in securities and the holding of uncertificated securities in accordance with the CRESTCo Regulations operated by CRESTCo;

“CRESTCo”	means CRESTCo Limited;

“CRESTCo Regulations”	means the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755), as from time to time amended;

“Deed”	means this Deed and the schedules hereto as modified from time to time;

“Directors”	means the board of directors at the relevant time of the Company or a duly authorised committee thereof;

“Election Form”	means the election form by which an eligible holder of Royal Dutch ordinary shares may elect to have his ordinary shares in Royal Dutch reclassified as “Y” Shares;

“Euro”	means the single currency of the participating member states in the Third Stage;

“Euronext Amsterdam”	means, as the context requires, Euronext Amsterdam N.V. or Eurolist by Euronext Amsterdam;

“Exchange Date”	means 6 January 2006 and, thereafter, every 6 April, 6 July, 6 October and 6 January up to and including the Final Exchange Date (or, if any such day is not a Business Day, the next succeeding Business Day);

“Extraordinary Resolution”	has the meaning set out in the Provisions;

“Final Exchange Date”	means 6 January 2009 (or, if such day is not a Business Day, the next succeeding Business Day);

“Final Redemption Date”	means 6 January 2009 (or, if such day is not a Business Day, the next succeeding Business Day);

“Financial Adviser”	means NM Rothschild & Sons Limited or such other financial adviser of international repute in the City of London as may be nominated by the Company;

“First Redemption Date”	means 6 January 2007 (or, if such day is not a Business Day, the next succeeding Business Day);

“FSMA”	means the Financial Services and Markets Act 2000, as from time to time amended;

“ITTOIA 2005”	means the United Kingdom Income Tax (Trading and Other Income) Act 2005;

“Indebtedness”	means the aggregate principal moneys from time to time payable in respect of all or any of the Loan Notes together with all accrued interest (less tax where deduction thereof is required by law in respect of those Loan Notes);

“Interest Payment Date”	means 6 January 2006 and, thereafter, every 6 April, 6 July, 6 October and 6 January up to and including the Final Redemption Date (or, if any such day is not a Business Day, the next succeeding Business Day);

“Interest Period”	means, in the case of periods other than the first Interest Period, the period from and including the last preceding Interest Payment Date up to (but excluding) the next succeeding Interest Payment Date and, in the case of the first Interest Period, means the period from (and including) the date of issue of the Loan Notes, up to (but excluding) 6 January 2006;

“Interest Rate”	means the rate per annum equivalent to 1.5 per cent. per annum below LIBOR or, in the event that LIBOR cannot be established for any relevant Interest Period, the Reserve Interest Rate;

“LIBOR”	means the arithmetic mean of the rates which are quoted as of 11:00 a.m. on the first Business Day of the relevant Interest Period on the “LIBP” page on the Reuters Monitor Money Rate Service as being the interest rates offered in the London inter-bank market for three month sterling deposits of £1,000,000;

“Loan Notes”	means the floating rate unsecured loan notes 2009 of the Company constituted by this Deed and any further Loan Notes created pursuant to Clause 2 to form a single series with the original Loan Notes;

“Market Price”	means the average of the means of the daily price quotations of the A ordinary shares in Royal Dutch Shell published in the London Stock Exchange Daily Official List on the three Business Days immediately preceding the relevant Exchange Date;

“Merger”	the merger of Royal Dutch into the Company;

“Noteholder Euro Redemption Amount”	has the meaning given in Clause 4(B);

“Noteholders”	means the person or persons at the relevant time entered in the Register as holders of Loan Notes;

“Notice of Repayment”	means a notice in the form set out in Part 3 of Schedule 1;

“Official List”	means the official list of the UK Listing Authority;

“Provisions”	means the provisions for meetings of Noteholders set out in Schedule 2;

“RDS Corporate Nominee”	means Lloyds TSB Bank plc, whose address is 25 Gresham Street, London EC2V 7HN, UK or, as relevant, its nominee, Lloyds TSB Registrars Corporate Nominee Limited, whose address is The Causeway, Worthing, West Sussex BN99 6DA, UK;

“RDS Exchange Right”	has the meaning given in Condition 8 of the Conditions;

“Redemption Date”	means the First Redemption Date and, thereafter, every 6 April, 6 July, 6 October and 6 January up to and including the Final Redemption Date (or, if any such day is not a Business Day, the next succeeding Business Day);

“Register”	means the register of Noteholders maintained by or on behalf of the Company pursuant to the provisions of this Deed;

“Register Office”	means The Causeway, Worthing, West Sussex BN99 6DA, UK;

“Registrar”	means Lloyds TSB Registrars, a division of Lloyds TSB Bank plc, or such successor or replacement registrar or registrars as may be appointed by the Company from time to time;

“Relevant Number of “A” Shares”	means the lesser of (i) such number as is calculated by dividing the aggregate principal amount of the Loan Notes held by the relevant Noteholder by the Market Price; and (ii) such number as is calculated by dividing the aggregate principal amount of the Loan Notes held by the relevant Noteholder by the Base Price;

“Reserve Interest Rate”	means such rate of interest as the Company shall determine on the basis of quotations made for three month deposits of £1,000,000 in any inter-bank market or markets, other than the London inter-bank market, as the Company may select on the Business Day immediately preceding the first day of the relevant Interest Period;

“Royal Dutch”	means N.V. Koninklijke Nederlandsche Petroleum Maatschappij (Royal Dutch Petroleum Company),

a company incorporated in The Netherlands (registered at the Chamber of Commerce, The Hague under number 27002690) whose registered office is at Carel van Bylandtlaan 30, 2596 HR The Hague, The Netherlands;

“Royal Dutch Shell Articles”	the articles of association of Royal Dutch Shell as amended from time to time;

“Shell Group”	means Royal Dutch Shell and its subsidiaries and subsidiary undertakings from time to time (as those terms are defined in the Companies Act 1985);

“£” or “Sterling”	means the lawful currency of the United Kingdom;

“Third Stage”	means the third stage of European economic and monetary union pursuant to the Treaty establishing the European Community (as amended from time to time);

“UK Listing Authority”	means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of FSMA;

“United States”	means the United States of America, its members and possessions, any State of the United States and the District of Columbia and all other areas subject to its jurisdiction;

“US Person”	means a US person as defined in Regulation S of the United States Securities Act of 1933 (as amended); and

““Y” Shares”	means class Y shares in the capital of Royal Dutch.
(B)	Words denoting the singular number include the plural number and vice versa, words denoting the masculine gender include the feminine gender and words denoting persons include corporations.

(C)	References to schedules are to the schedules to this Deed which form part of this Deed and shall have the same force and effect as if set out in the body of this Deed and any reference to this Deed shall include the schedules.

(D)	The clause headings are inserted for convenience only and shall not affect the construction of this Deed.
2.	ISSUE, FORM AND STATUS
(A)	The principal amount of the Loan Notes is limited to £ [ ]. The Company may, from time to time, by resolution of its Directors create and issue further Loan Notes (in good faith, on arm’s length terms and not merely to reduce the voting rights of existing holders of Loan Notes) to be constituted by a deed or instrument executed by the Company expressed to be supplemental hereto so as to form a single series with the original Loan Notes but to carry such rights as to interest, redemption and otherwise as the Directors may think fit. In addition, the Company may, following the issue of all Loan Notes to be issued pursuant to the Merger, cancel any Loan Notes created but unissued.
(B)	The Loan Notes issued from time to time by the Company shall rank pari passu equally and rateably with the other unsecured and unsubordinated obligations of the Company that are not preferred by law.
(C)	The Loan Notes shall be issued in denominations or multiples of [ ] Sterling (£[ ]) in nominal amount and shall be held subject to and with the benefit of the Conditions and the Provisions. Such Conditions and Provisions and all the obligations and covenants contained in them on the parts of the Company, Royal Dutch Shell and the Noteholders respectively shall be binding on the Company, Royal Dutch Shell and the Noteholders respectively and all persons claiming through them respectively and shall take effect in the same manner as if such Conditions and Provisions were set out in the body of this Deed.
3.	INTEREST
Pending redemption or repayment of the Loan Notes, or exchange of the Loan Notes for “A” Shares, in each case in accordance with the Conditions, the Company will pay interest to each Noteholder on the principal amount of his Loan Notes as provided in the Conditions.
4.	REDEMPTION AND REPAYMENT
(A)	As and when the Loan Notes or any of them are required to be redeemed or repaid in accordance with the Conditions, the Company shall pay to the Noteholders the full amount of the Indebtedness payable in respect of the Loan Notes held by them respectively or, as the case may be, such part of such Indebtedness as in accordance with the Conditions is required to be redeemed or repaid.
(B)	Each Noteholder may on any Redemption Date falling on or after the date falling 366 days after the date of issue of the Loan Notes, by giving no less than 30, and no more than 35 days’ written notice to the Company, elect to require the Company to pay, on a redemption of the whole (whatever the amount) or any part (being £[ ] in nominal amount or any integral multiple thereof) of the principal amount of his Loan Notes to be redeemed, in lieu of and in satisfaction of the principal amount in Sterling of the Loan Notes to be redeemed, an amount in Euro equal to the amount in Euro that the Sterling amount equal to the principal amount of such Loan Notes to be redeemed could have purchased on the thirtieth day before the relevant Redemption Date at the spot rate for the purchase of Euro with Sterling (the “Noteholder Euro Redemption Amount”) certified by the Company as prevailing at 11.00 a.m. (London time) on that day and if such day is not a Business Day the next following Business Day or as soon as practicable thereafter (rounded if necessary to the nearest cent (half a cent being rounded upwards)), provided that the Noteholder Euro Redemption Amount shall be not less than 99.5 per cent. or more than 100.5 per cent. (and if it would otherwise be less than 99.5 per cent., it shall be equal to 99.5 per cent. and if it would otherwise be more than 100.5 per cent. it shall be equal to 100.5 per cent.) of the amount in Euro that the Sterling principal amount of the Loan Notes to be redeemed could have purchased on such Redemption Date (at the spot rate on such Redemption Date certified by the Company, in accordance with the terms set out above). The certificate of the Company shall, in the absence of manifest error, be final and binding.
(C)	The Company may on the Final Redemption Date, by giving no less than 90 days’ written notice to Noteholders, elect to pay to each Noteholder (subject to any exercise by such Noteholder of his rights under Clause 4(B) above) in lieu of and in satisfaction of the principal amount in Sterling of Loan Notes to be redeemed an amount in Euro equal to the amount in Euro that the Sterling amount equal to the principal amount of such Loan Notes to be redeemed could have purchased on the fifth Business Day before the date of such notice from the Company at the spot rate for the purchase of Euro with Sterling (the “Company Euro Redemption Amount”) certified by the Company as prevailing at 11.00 a.m. (London time) on that day and if such day is not a Business Day the next following Business Day or as soon as practicable thereafter (rounded if necessary to the nearest cent (half a cent being rounded upwards)), provided that the Company Euro Redemption Amount shall be not less than 99.5 per cent. or more than 100.5 per cent. (and if it would otherwise be less than 99.5 per cent., it shall be equal to 99.5 per cent. and if it would otherwise be more than 100.5 per cent. it shall be equal to 100.5 per cent.) of the amount in Euro that the Sterling principal amount of the Loan Notes to be redeemed could have purchased on the Final Redemption Date (at the spot rate on that date certified by the Company, in accordance with the terms set out above). The certificate of the Company shall, in the absence of manifest error, be final and binding.
5.	PAYMENTS
(A) The principal moneys and interest payable upon the Loan Notes may be paid:
(i)	by cheque or warrant sent through the post, at the risk of the Noteholder, to the registered address of the Noteholder or, in the case of joint Noteholders to the registered address of that one of the joint Noteholders who is first named on the register or to such person and to such address as the Noteholder or joint Noteholders may in writing direct; or

(ii)	by telegraphic transfer or bank transfer or by means of Bankers Automated Clearing System to such person and to such bank account as the Noteholder or joint Noteholders may in writing direct, subject to any charges, costs and expenses which may properly be incurred in connection therewith by the Company being paid by the relevant Noteholder or Noteholders.
(B)	Every such cheque or warrant shall be made payable to the order of the Noteholder to whom it is sent and payment of the cheque, warrant, telegraphic transfer or bank transfer shall be a satisfaction of the principal and/or interest represented thereby. All payments of principal and/or interest to be made by the Company will be made after any deduction or withholding for or on account of any present or future tax required by law to be deducted or withheld.
6.	ENFORCEMENT

Subject to paragraphs 22 and 23 of Schedule 2, at any time after the Loan Notes have become repayable or any interest on the principal has become payable, the Noteholders or any of them may, without further notice, institute such proceedings as they may think fit to enforce payment of the moneys due on that date in accordance with the Conditions.

7.	STATEMENTS OF ENTITLEMENT AND REGISTER

(A)	Each Noteholder shall be entitled free of charge to a statement of entitlement in respect of the Loan Note or Loan Notes registered in his name. Joint holders of Loan Notes will only be entitled to one statement of entitlement in respect of the Loan Notes held by them jointly which will be delivered to the first-named of such joint holders unless all such joint holders otherwise specify in writing. The statements of entitlement for the Loan Notes shall refer to this Deed, shall be substantially in the form set out in Part 1 of Schedule 1 and shall have printed on them the Conditions and a repayment notice in the form set out in Part 3 of Schedule 1.

(B)	The Company shall procure that the Registrar shall at all times keep at its offices at the address printed on the Loan Notes as the Register Office (or at such other place within the United Kingdom or The Netherlands as the Company may from time to time notify to Noteholders) the Register recording:-
(i)	the number of Loan Notes and the amount of Indebtedness at the relevant time issued and outstanding;

(ii)	the date of issue of the Loan Notes;

(iii)	the names and addresses of the Noteholders;

(iv)	the principal amount of Loan Notes registered in their respective names; and

(v)	the dates on which they were entered on the Register in respect thereof.
(C)	The Company will recognise each Noteholder as the absolute owner of his Loan Notes and will not be bound to take notice of or to see to the execution of any trust whether express, implied or constructive to which any Loan Note may be subject and the receipt of such Noteholder, or, as regards interest, the receipt of the person registered as holder of a Loan Note on the relevant date (or in either case in the case of joint holdings of any one of such holders), for the interest on or for the moneys payable upon the redemption or payment of the same shall be a good discharge to the Company notwithstanding any notice it may have, whether express or otherwise, of the right, title, interest or claim of any person (other than the holder) to or in such Loan Note, interest or moneys.

(D)	No notice of any trust, express, implied or constructive, shall (except as provided by statute or as required by an order of a court of competent jurisdiction) be entered on the Register in respect of any Loan Notes.

(E)	Each Noteholder shall be recognised by the Company as entitled to payment of the principal moneys or interest payable in respect of his Loan Notes free of any equity, set-off or cross-claim on the part of the Company whether against the original or any intermediate holder of the Loan Notes.

(F)	The personal representatives of a deceased Noteholder (not being one of several joint holders) shall be the only persons recognised by the Company as having any title to or interest in that Loan Note on the death of such Noteholder.

(G)	In the case of the death of any of the joint holders of any Loan Note, the survivors or survivor will be the only persons or person recognised by the Company as having any title to or interest in that Loan Note.

(H)	Any person becoming entitled to a Loan Note in consequence of the death or bankruptcy of any Noteholder or otherwise by operation of law, may, upon producing such evidence that he is so entitled as the Directors may reasonably require, be registered himself as the Noteholder.
8.	TRANSFER AND OTHER RESTRICTIONS

(A)	The Loan Notes shall not be transferable.

(B)	The Loan Notes are solely being offered and will only be issued to persons who are legal or beneficial holders of “Y” Shares immediately prior to the completion of the Merger.

9.	EXCHANGE

Loan Notes may be exchanged for “A” Shares at the option of the Noteholder or Royal Dutch Shell in accordance with the Conditions. Delivery of the Relevant Number of “A” Shares (and payment in respect of any fractional entitlement in accordance with the Conditions) following an exercise of the Exchange Right or the RDS Exchange Right with respect to any Loan Notes and performance by the Company and Royal Dutch Shell of their obligations in respect of such exercise shall satisfy and constitute a discharge of the Company’s and Royal Dutch Shell’s obligations in respect of such Loan Notes to the relevant Noteholder. On exchange of Loan Notes for “A” Shares, the representations set out in the Election Form made by a Noteholder on electing to have the ordinary shares in Royal Dutch held by that Noteholder reclassified as “Y” Shares must continue to be true. If they are not true, or a Noteholder knows at any time prior to the issue of the Loan Notes, or the date (if any) on which the Loan Notes issued to him are exchanged for “A” Shares, that they will not be true, the Noteholder must inform the Company immediately and the board of directors of the Company shall have the discretion to undertake such measures as it deems necessary including, but not limited to (a) redeeming the Loan Notes held by such Noteholder for a cash amount equal to the principal amount of such Loan Notes or, if lower, the market value of the “A” Shares such Noteholder would otherwise have received on exchange of such Loan Notes; or (b) rescinding the Loan Notes and offering that Noteholder a cash amount equal to the amount in euros that Noteholder would otherwise have received had that Noteholder not made an election to have the ordinary shares in Royal Dutch held by that Noteholder reclassified as “Y” Shares, provided that no such action by the board of the Company shall be permitted if the effect of such action would be to make the Loan Notes a “deeply discounted security” for the purposes of section 430 ITTOIA 2005.

10.	NOTICES

(A)	The Company may give any notice, or may send any Loan Note or other document, to a Noteholder either personally or by sending it by post in a prepaid envelope addressed to the Noteholder at his address as shown in the Register or by leaving it at that address. In the case of joint holders of a Loan Note, all notices shall be given to the holder who is first named in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.
(B)	(i)	Any notice to be given to a Noteholder may be given by reference to the Register as it stands at any time within the period of five (5) days before the notice is given and no change in the Register after that time shall invalidate the giving of the notice.

	(ii)	Every person who becomes entitled to a Loan Note shall be bound by any notice in entered in the respect of that Register, has been Loan Note which, given to the person before his name is from whom he derives his title.
(C)	Where, by reason of the suspension or curtailment of postal services within the United Kingdom or The Netherlands, the Company is unable effectively to convene a meeting of Noteholders by notice sent by post, notice of the meeting shall be sufficiently given if given by advertisement in one leading national daily newspaper published in the United Kingdom. The Company shall send a confirmatory copy of the notice to Noteholders by post if, at least six (6) clear days before the meeting, the posting of notices to addresses throughout the United Kingdom again becomes practicable.

(D)	Any notice to be given by the Company to the Noteholders or any of them and not provided for by or pursuant to the Conditions shall be sufficiently given if given by advertisement in at least one leading national daily newspaper published in the United Kingdom.

(E)	Any notice required to be given to the Company by the Noteholders under this Deed may be given either personally or by sending it by post to the Register Office (or such other address for this purpose chosen by the Company and notified to the Noteholders).

(F)	A notice sent by post shall be deemed to have been given on the Business Day following that on which it was posted unless it was sent by second class post or there is only one class of post in which case it shall be deemed to have been given on the Business Day next but one after it was posted. Proof that the envelope containing the notice was properly addressed, prepaid and posted shall be conclusive evidence that notice was given. A notice given personally or by advertisement shall be deemed to have been served on the day on which the notice is delivered or the advertisement appears.

(G)	A notice may be given by the Company to a person entitled to a Loan Note in consequence of the death or bankruptcy of a Noteholder by sending or delivering it in any manner authorised by this Deed for the giving of notice to a Noteholder addressed to that person by name, or by the title of representative of the deceased or trustee of the bankrupt or by any like description, at the address, if any, within the United Kingdom supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy of the Noteholder had not occurred.

11.	SUBSTITUTION OF PRINCIPAL DEBTOR OR EXCHANGE OF LOAN NOTES

(A)	The Company (or any previous substitute appointed under this Clause 11 or issuer of loan notes in exchange for Loan Notes under this Clause 11) may, without the consent of the Noteholders:
(i)	without prejudice to the right of exchange in Clause 9, substitute in place of the Company (or of any previous substitute appointed under this Clause 11 or issuer of loan notes in exchange for Loan Notes under this Clause 11) as the principal debtor under:
(a)	this Deed or any deed expressed to be supplemental hereto; and

(b)	the Loan Notes
any member of the Shell Group (hereinafter called the “Substituted Company”) by means of a deed (the “Substituted Deed”) executed by the Company and the Substituted Company (or any previous Substituted Company) in such form as they shall agree; or
(ii)	without prejudice to the right of exchange in Clause 9, require all or any of the Noteholders to exchange the Loan Notes for loan notes issued on the same terms mutatis mutandis by one or more members of the Shell Group.
(B)	Compliance with the provisions of this Clause 11 will operate to release the Company (or any previous Substituted Company) from all or any of its obligations under this Deed or any previous Substituted Deed and the Loan Notes but without prejudice to any claims which have arisen prior to the date on which the substitution takes effect. Not later than fourteen days after the execution of any Substituted Deed, the Company shall give notice of the substitution to the Noteholders. The non-receipt of notice by, or the accidental omission to give notice to, any Noteholder shall not invalidate any substitution pursuant to this Clause 11.
(C)	Upon the execution of the Substituted Deed:
(i)	the Substituted Company will be deemed to be named in this Deed, on the Loan Notes and in the Conditions as the principal debtor in the place of the Company (or of any previously Substituted Company); and

(ii)	the Company (or any previously Substituted Company) will be deemed to owe a debt to the Substituted Company in the amount of the principal amount of the outstanding Loan Notes. Such debt shall bear interest (both before and after the date of substitution) in accordance with Clause 3 (Interest).
The existing Loan Note statements of entitlement held by the Noteholders (including the Conditions endorsed thereon) shall not be cancelled but shall remain valid in relation to the Substituted Company as aforesaid.
12.	DEALINGS

The Loan Notes are not capable of being dealt in on any stock exchange in the United Kingdom or elsewhere and no application has been or is intended to be made to any stock exchange for the Loan Notes to be listed or otherwise traded.

13.	INSPECTION

A copy of this Deed shall be kept at the registered office of the Company and at the Register Office and any Noteholder and any person authorised by a Noteholder may at all reasonable times during office hours inspect such copies.

14.	ENDORSEMENT

A memorandum of execution of any deed supplemental to this Deed shall be endorsed by the Company on this Deed.

15.	GOVERNING LAW AND ARBITRATION

This Deed and the Loan Notes shall be subject to the governing law and arbitration provisions provided in Condition 12 of the Conditions.
IN WITNESS WHEREOF this document has been executed and delivered as a deed on the day and year first above written.

Executed as a deed by	)
Shell Petroleum N.V.	)
acting by	)

who in accordance with the laws of the territory in which Shell Petroleum N.V. is incorporated is acting under the authority of Shell Petroleum N.V.	) )

Executed as a deed by	)
Royal Dutch Shell plc	)
acting by	)
a director and its	)
secretary/two directors	)

Director

Secretary/Director

SCHEDULE 1
PART 1
FORM OF LOAN NOTE STATEMENT OF ENTITLEMENT
Date of registration                                  Amount £
Shell Petroleum N.V.
(the “Company”)
(incorporated in The Netherlands and having its principal place of business at
Carel van Bylandtlaan 30, 2596 HR The Hague, The Netherlands)
FLOATING RATE UNSECURED LOAN NOTES 2009
This is a Statement of Entitlement of [Insert name of Noteholder(s)] (the “Noteholder(s)”) to £[       ] in nominal amount of floating rate unsecured Loan Notes 2009 (the “Loan Notes”) constituted by a Deed entered into by the Company and Royal Dutch Shell plc on [      ], 2005 as amended and in force from time to time (the “Deed”) and issued with the benefit of, and subject to, the provisions contained in such Deed and the Conditions and endorsed hereon. Words and expressions defined in the Deed shall, unless the context requires otherwise, have the same meaning when used in this Statement of Entitlement.
Interest is payable on the Loan Notes in accordance with Condition 2 of the Conditions. The Loan Notes are repayable and redeemable in accordance with Condition 3 of the Conditions. The Loan Notes are exchangeable for “A” Shares in accordance with Condition 8 of the Conditions.
The Loan Notes are not transferable. THE LOAN NOTES HAVE ONLY BEEN OFFERED TO THE FORMER LEGAL OR BENEFICIAL HOLDERS OF ROYAL DUTCH Y SHARES. THE LOAN NOTES MAY NOT BE OFFERED, SOLD OR DELIVERED IN OR INTO THE UNITED STATES, CANADA, AUSTRALIA, JAPAN, THE NETHERLANDS OR ANY OTHER JURISDICTION IN WHICH THE SALE OR ISSUE OF THE LOAN NOTES WOULD BE A CONTRAVENTION OF APPLICABLE LAWS OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY RESTRICTED OVERSEAS PERSON.
Schedule 2 to the Deed contains provisions relating to meetings of Noteholders.
A copy of the Deed is available for inspection at both the registered office of the Company at Carel van Bylandtlaan 30, 2596 HR The Hague, The Netherlands and at the Register Office. Copies may be obtained by any Noteholder upon request and upon payment of a reasonable fee.
Register Office: Lloyds TSB Registrars of The Causeway, Worthing, West Sussex BN99 6DA, UK.

PART 2
THE CONDITIONS
Words and expressions defined in the Deed shall bear the same meanings when used herein.
1.	FORM AND STATUS

The Loan Notes are issued in amounts or multiples of £[ ] in nominal amount and constitute unsecured and unsubordinated obligations of the Company.

2.	INTEREST

(A)	Interest on the Loan Notes shall accrue from day to day and will be calculated on the basis of a 365 day year and will be payable on each Interest Payment Date in respect of the Interest Period commencing on the immediately preceding Interest Payment Date at the Interest Rate, except that the first payment of interest will be payable on 6 January 2006 in respect of the period from and including the date of issue of the relevant Loan Notes up to but excluding 6 January 2006.

(B)	The Company shall be entitled to deduct or withhold from any interest payments any present or future tax required by law to be deducted or withheld therefrom.

(C)	Interest shall cease to accrue on any Loan Notes becoming due for redemption, purchase or repayment as from the day prior to the relevant due date for payment, unless payment of the moneys due to the Noteholder shall not be made by the Company.

(D)	Save in the case of a redemption under Condition 3(A), interest shall be paid to Noteholders on the Register at the close of business on the [fifth (5th)] day preceding the relevant Interest Payment Date and for the purposes of the payment of interest any transmission of any of such Loan Notes between such date and the relevant Interest Payment Date shall be disregarded.

(E)	At the time interest is paid the Company shall deliver (or procure the delivery of) to the Noteholder a certificate as to the relevant Interest Rate, the gross amount of the relevant interest payment and the amount of tax, if any, deducted.

3.	REPAYMENT AND REDEMPTION

(A)	Unless previously repaid, redeemed, purchased and cancelled or exchanged for “A” Shares, the Loan Notes will be redeemed in full at par on the Final Redemption Date together with accrued interest (subject to any deduction or withholding required by law in respect of any tax) up to but excluding the Final Redemption Date.

(B)	Save as set out below, a Noteholder shall be entitled on any Redemption Date to require the whole (whatever the amount), or part only, (being an amount or integral multiple of [ ] pounds sterling (£[ ]) in nominal amount and disregarding accrued interest) of the principal amount payable on any Loan Note registered in his name to be repaid at par together with accrued interest up to but excluding the date of payment (subject to any deduction or withholding required by law in respect of any tax) by the Company upon giving to the Registrar not less than thirty (30) days’ prior notice in writing to expire on or before any Redemption Date and, subject to receiving such notice and upon such Redemption Date, the Company shall be entitled and bound to pay off that part of the Indebtedness in respect of which such notice has been given.

(C)	Each Noteholder may on any Redemption Date falling on or after the date falling 366 days after the date of issue of the Loan Notes, by giving no less than 30, and no more than 35 days’ written notice to the Company, elect to require the Company to pay, on a redemption of the whole (whatever the amount) or any part (being £[ ] in nominal amount or any integral multiple thereof) of the principal amount of his Loan Notes to be redeemed, in lieu of and in satisfaction of the principal amount in Sterling of the Loan Notes to be redeemed, an amount in Euro equal to the amount in Euro that the Sterling amount equal to the principal amount of such Loan Notes to be redeemed could have purchased on the thirtieth day before the relevant Redemption Date at the spot rate for the purchase of Euro with Sterling (the “Noteholder Euro Redemption Amount”) certified by the Company as prevailing at 11.00 a.m. (London time) on that day and if such day is not a Business Day the next following Business Day or as soon as practicable thereafter (rounded if necessary to the nearest cent (half a cent being rounded upwards)), provided that the Noteholder Euro Redemption Amount shall be not less than 99.5 per cent. or more than 100.5 per cent. (and if it would otherwise be less than 99.5 per cent., it shall be equal to 99.5 per cent. and if it would otherwise be more than 100.5 per cent. it shall be equal to 100.5 per cent.) of the amount in Euro that the Sterling principal amount of the Loan Notes to be redeemed could have purchased on such Redemption Date (at the spot rate on such Redemption Date certified by the Company, in accordance with the terms set out above). The certificate of the Company shall, in the absence of manifest error, be final and binding.

(D)	The Company may on the Final Redemption Date, by giving no less than 90 days’ written notice to Noteholders, elect to pay to each Noteholder (subject to any exercise by such Noteholder of his rights under Clause (B) of the Deed) in lieu of and in satisfaction of the principal amount in Sterling of Loan Notes to be redeemed an amount in Euro equal to the amount in Euro that the Sterling amount equal to the principal amount of such Loan Notes to be redeemed could have purchased on the fifth Business Day before the date of such notice from the Company at the spot rate for the purchase of Euro with Sterling (the “Company Euro Redemption Amount”) certified by the Company as prevailing at 11.00 a.m. (London time) on that day and if such day is not a Business Day the next following Business Day or as soon as practicable thereafter (rounded if necessary to the nearest cent (half a cent being rounded upwards)), provided that the Company Euro Redemption Amount shall be not less than 99.5 per cent. or more than 100.5 per cent. (and if it would otherwise be less than 99.5 per cent., it shall be equal to 99.5 per cent. and if it would otherwise be more than 100.5 per cent. it shall be equal to 100.5 per cent.) of the amount in Euro that the Sterling principal amount of the Loan Notes to be redeemed could have purchased on the Final Redemption Date (at the spot rate on that date certified by the Company, in accordance with the terms set out above). The certificate of the Company shall, in the absence of manifest error, be final and binding.

4.	REPAYMENT ON DEFAULT

(B)	Any Noteholder shall be entitled by notice in writing to the Company to require repayment of the Indebtedness payable in respect of each Loan Note of which he is the holder (or any part, being £[ ] in nominal amount or a multiple thereof) upon the happening of any of the following events:
(i)	any failure by the Company to pay in full any interest payable in respect of the Loan Notes or any principal payable in respect of the Loan Notes, in each case within thirty (30) days after the due date for its payment; or

(ii)	an effective resolution being passed or an order being made for the winding-up or dissolution of the Company (other than (a) a voluntary winding up for the purposes of amalgamation or reconstruction or liquidation under which a successor or successors undertake(s) the obligations of the Company under the Loan Notes; or (b) a members’ voluntary winding up on terms previously approved by an Extraordinary Resolution); or

(iii)	an encumbrancer taking possession of, or a trustee, receiver, administrator or similar officer being appointed or an administration order being made in respect of, the Company or the whole or substantially the whole of the property or undertaking of the Company and such person not being paid out or discharged within thirty (30) days, whereupon the nominal amount of such Loan Notes shall forthwith become immediately payable together with all interest accrued and unpaid thereon (subject to any deduction or withholding required by law in respect of any tax) up to but excluding the date of payment of such principal amount.

(B)	The Company shall as soon as practicable notify the Noteholders of the happening of any of the events specified in this Condition.

5.	CANCELLATION

Any Loan Notes repaid or redeemed by the Company shall forthwith be cancelled and shall not be available for re-issue.

6.	REGISTRATION

(A)	The Loan Notes will be registered in amounts or integral multiples of £[ ]. The Loan Notes are not transferable.]

(B)	The Loan Notes are solely being offered and will only be issued to persons who are legal or beneficial holders of “Y” shares immediately prior to completion of the Merger. The Loan Notes may not be offered, sold or delivered in or into the United States, Canada, Australia, Japan, The Netherlands or any other jurisdiction in which the sale or issue of the Loan Notes would be a contravention of applicable laws or to, or for the account or benefit of, any restricted overseas person.

7.	PRESCRIPTION

Any amount in respect of interest on any Loan Notes which remains unclaimed by the relevant Noteholder for a period of five (5) years and any amount due in respect of principal moneys upon any Loan Notes which remains unclaimed for a period of ten (10) years by the relevant Noteholder, in each case from the date on which the relevant payment first becomes due, shall revert to the Company and the relevant Noteholder shall cease to be entitled thereto, and the Register will be amended to reflect any such reversion.

8.	EXCHANGE

(A)	RDS Exchange Right

Royal Dutch Shell shall have the right (the “RDS Exchange Right”), exercisable by notice in writing to all Noteholders, to require the exchange of the outstanding Loan Notes for “A” Shares. If Royal Dutch Shell exercises the RDS Exchange Right, the effect of such exercise shall be (i) immediately upon despatch by Royal Dutch Shell of the relevant Exchange Notice (as defined in Condition 8(D) below), to substitute Royal Dutch Shell as the principal debtor under the Deed and the Loan Notes (if it has not already been substituted under Clause 11 of the Deed), and (ii) with effect from the relevant Exchange Date, to release Royal Dutch Shell from any liability or obligation in respect of the Loan Notes (including the obligation to repay all Indebtedness outstanding in respect of such Loan Notes) in consideration for the issue to each Noteholder of the Relevant Number of “A” Shares. If Royal Dutch Shell exercises the RDS Exchange Right, the “A” Shares to be issued to a Noteholder shall be previously unissued “A” Shares. If the representations set out in the Election Form are not true on the relevant Exchange Date, or the Noteholder knows at any time that they will not be true on the relevant Exchange Date, the Noteholder must inform the Company immediately and the board of directors of the Company shall have the discretion to undertake such measures as it deems necessary including, but not limited to (a) redeeming the Loan Notes held by such Noteholder for a cash amount equal to the principal amount of such Loan Notes or, if lower, the market value of the “A” Shares such Noteholder would otherwise have received on exchange of such Loan Notes; or (b) rescinding the Loan Notes and offering that Noteholder a cash amount equal to the amount in euros that Noteholder would otherwise have received had that Noteholder not made an election to have the ordinary shares in Royal Dutch held by that Noteholder reclassified as “Y” Shares, provided that no such action by the board of the Company shall be permitted if the effect of such action would be to make the Loan Notes a “deeply discounted security” for the purposes of section 430 ITTOIA 2005.
(B)	Exchange Right

A Noteholder shall have the right (the “Exchange Right”), subject as provided herein and to any applicable fiscal or other laws and regulations and in the manner as described below, to require the exchange of the Loan Notes held by him for the Relevant Number of “A” Shares. If a Noteholder exercises the Exchange Right, the effect of such exercise shall be, subject to the representations made by the Noteholder as set out in the Election Form continuing to be true (i) with effect from the Business Day immediately preceding the relevant Exchange, Date, to substitute Royal Dutch Shell as the principal debtor under the relevant Loan Notes (if it has not already been substituted under Clause 11 of the Deed), and (ii) with effect from the relevant Exchange Date, to release Royal Dutch Shell from any liability or obligation in respect of the relevant Loan Notes (including the obligation to repay all Indebtedness outstanding in respect of such Loan Notes) in consideration for the issue to the Noteholder of the Relevant Number of “A” Shares. The Exchange Right may be exercised only in respect of the whole of the aggregate principal amount of Loan Notes held by a Noteholder. Royal Dutch Shell shall satisfy its obligations in respect of the exercise of the Exchange Right by issuing previously unissued “A” Shares to the Noteholder. If the representations set out in the Election Form are not true on the relevant Exchange Date, or the Noteholder knows at any time that they will not be true on the relevant Exchange Date, the Noteholder must inform the Company immediately and the board of directors of the Company shall have the discretion to undertake such measures as it deems necessary including, but not limited to (a) redeeming the Loan Notes held by such Noteholder for a cash amount equal to the principal amount of such Loan Notes or, if lower, the market value of the “A” Shares such Noteholder would otherwise have received on exchange of such Loan Notes; or (b) rescinding the Loan Notes and offering that Noteholder a cash amount equal to the amount in euros that Noteholder would otherwise have received had that Noteholder not made an election to have the ordinary shares in Royal Dutch held by that Noteholder reclassified as “Y” Shares, provided that no such action by the board of the Company shall be permitted if the effect of such action would be to make the Loan Notes a “deeply discounted security” for the purposes of section 430 ITTOIA 2005.

(C)	Exchange Date

The exchange of Loan Notes for “A” Shares pursuant to the exercise of the Exchange Right or the RDS Exchange Right shall, subject to applicable fiscal or other laws and regulations and save as provided in this Condition 8, take place on the Exchange Date next following the giving of a valid Exchange Notice by Royal Dutch Shell or a Noteholder (as the case may be).

(D)	Exchange Notice

To exercise the Exchange Right or the RDS Exchange Right in respect of Loan Notes a Noteholder or Royal Dutch Shell (as the case may be) shall deliver to (i) in the case of the exercise of the Exchange Right, the Registrar, or (ii) in the case of the exercise of the RDS Exchange Right, the Noteholders, by 5.00p.m. (London time) two Business Days prior to an Exchange Date (save as provided herein) a duly completed notice (an “Exchange Notice”). The form of Exchange Notice for use by Royal Dutch Shell is set out in Schedule 3 to the Deed. The form of Exchange Notice for use by Noteholders is set out in Schedule 4 to the Deed. An Exchange Notice once given may not be withdrawn.

In the event that both the Exchange Right and the RDS Exchange Right have been validly exercised in relation to a Loan Note prior to an Exchange Date, the exercise of the RDS Exchange Right shall take precedence over the Exchange Right and the Exchange Right shall be deemed not to have been exercised.

(E)	Settlement

On the Exchange Date, the Relevant Number of “A” Shares to which a Noteholder is entitled will be issued to the RDS Corporate Nominee on the Exchange Date, to hold such “A” Shares on behalf of that Noteholder, and will be credited to the appropriate CREST account of the RDS Corporate Nominee.

In the case of an exercise of the Exchange Right or the RDS Exchange Right, Royal Dutch Shell shall apply for any “A” Shares to be issued pursuant to Condition 8 (i) to be admitted to the Official List of the UK Listing Authority and to trading on the market for listed securities of the London Stock Exchange; and (ii) to be listed on Euronext Amsterdam.

(F)	Stamp and other duties

All stamp duty reserve tax, stamp, transfer and registration duties (if any) arising on exercise of the Exchange Right or the RDS Exchange Right and/or on the delivery or other disposition of “A” Shares by the Company or Royal Dutch Shell to or to the order of the Noteholder payable in any jurisdiction in which the relevant Exchange Notice is delivered will be required to be paid by the Noteholder as herein provided.

(G)	Fractional Entitlements

No fraction of an “A” Share shall be issued to a Noteholder on the exercise of the Exchange Right or the RDS Exchange Right. Where a fraction of an “A” Share would otherwise fall to be issued on the exercise of the Exchange Right or the RDS Exchange Right, Royal Dutch Shell shall pay to the relevant Noteholder an amount equal to the aggregate principal amount of his Loan Note less an amount which is equal to the aggregate Market Price of the “A” Shares issued as a result of the exercise of the Exchange Right or the RDS Exchange Right (as the case may be).

For the avoidance of doubt, no Noteholder shall be entitled to receive more than the Relevant Number of “A” Shares and, accordingly, if the Relevant Number of “A” Shares received by a Noteholder on exchange of his Loan Notes represents two “A” Shares for each Royal Dutch share held by such Noteholder immediately prior to completion of the Merger, such Noteholder shall not be entitled to any additional compensation, payment or benefit in respect of his Loan Notes (including by way of fractional entitlement).

(H)	Discharge

The issue of the Relevant Number of “A” Shares upon an exercise of the Exchange Right or RDS Exchange Right with respect to any Loan Notes and performance by the Company and Royal Dutch Shell of their obligations in respect of such exercise and delivery of a cheque in respect of any fractional entitlement shall satisfy and constitute a complete discharge of the Company’s and Royal Dutch Shell’s obligations in respect of such Loan Notes to the relevant Noteholder.

9.	REGISTRAR

The Company reserves the right at any time to change the Registrar or vary or terminate the appointment of the Registrar. The Company will in any event, so long as any Loan Note remains outstanding, maintain a Registrar in the United Kingdom or The Netherlands. Notice of any change of the Registrar will be given in accordance with “Notices” below. The initial Registrar and its specified office is set out at the end of this document.

10.	MODIFICATION OF RIGHTS

(A)	The provisions of the Deed and the Conditions may from time to time be modified, abrogated or compromised in any respect by the Company and with the sanction of an Extraordinary Resolution.

(B)	Without prejudice to paragraph (A), the Company may also amend the provisions of the Deed without such sanction if such amendment is in the written opinion of the Financial Adviser of a formal, minor or technical nature or corrects an error. Any opinion of the Financial Adviser in this regard shall be arrived at in its absolute discretion and no liability shall attach to it in respect thereof.

11.	NOTICES

The provisions of the Deed relating to notices shall apply.

12.	ARBITRATION

Articles 152 to 154 of the Royal Dutch Shell Articles shall apply mutatis mutandis to the Deed, the Loan Notes, the Conditions and the Provisions.

PART 3
NOTICE OF REPAYMENT

To:	SHELL PETROLEUM N.V.
c/o Registrar,
[ ].
I/We, being the registered holder(s) of the Loan Notes represented by this statement of entitlement, hereby give notice requiring the repayment of the whole/£                    * of the principal amount payable in respect of the Loan Notes represented by the statement of entitlement upon which this Notice is printed in accordance with and pursuant to its terms on the Redemption Date next following the expiry of 30 days from the date of service of this Notice on the Company, together with accrued interest up to but excluding the date of payment (subject to any deduction or withholding required by law in respect of any tax).
I/We hereby authorise [the despatch of a cheque] [or the telegraphic or other bank transfer to bank account                     , sort code                     ]** for the repayment moneys and interest (and a new Loan Note in respect of the balance of the Loan Notes not repayable) following service of this notice by ordinary post at my/our risk to

at	**

Name	Signed	***

Address

Dated

Name	Signed	***

Address

Dated

Name	Signed	***

Address

Dated

Name	Signed	***

Address

Dated

*	Delete or insert amount as appropriate which must be a multiple of £[ ] (or entire holding).

**	If no name or address is inserted, the repayment moneys will be despatched to the first-named holder at his address appearing in the register of Noteholders.

***	In the case of joint Noteholders, each must sign and, in the case of corporate Noteholders, this Notice must be signed by an authorised officer of the corporate Noteholder (evidence of such authority may be required)

SCHEDULE 2
PROVISIONS FOR MEETINGS OF THE NOTEHOLDERS
CONVENING A MEETING

1.	The Directors may at any time and shall, upon a request in writing signed by the registered holders of not less than one-tenth in nominal value of the Loan Notes at the relevant time outstanding, convene a meeting of the Noteholders.

2.	A general meeting called for the passing of an Extraordinary Resolution (as defined in paragraph 24 below) shall be called by at least twenty-one clear days’ notice, and all other general meetings shall be called by at least fourteen clear days’ notice. The notice shall specify the place, the day and the time of the meeting and the general nature of the business to be transacted but, except in the case of a resolution to be proposed as an Extraordinary Resolution, it shall not be necessary to specify the terms of any resolutions to be proposed. Subject to the provisions of these Conditions, notices shall be given to all Noteholders, to all persons entitled to Loan Notes in consequence of the death or bankruptcy of a Noteholder, to the Directors and to the auditors of the Company. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive it shall not invalidate the proceedings at the relevant meeting.

QUORUM

3.	At any meeting convened for any purpose other than the passing of an Extraordinary Resolution persons (being at least two in number) holding or representing by proxy one-tenth in principal amount of the Loan Notes at the relevant time outstanding shall form a quorum. At any meeting convened for the purpose of passing an Extraordinary Resolution persons (being at least two in number) holding or representing by proxy a clear majority in principal amount of the Loan Notes at the relevant time outstanding shall form a quorum. No business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum is present.

4.	If a quorum is not present within fifteen minutes (or such longer time as the chairman may decide to wait not exceeding one hour) after the time appointed for holding the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or to such other earlier or later day, time and place as the Directors may determine unless the meeting was convened upon the requisition of the Noteholders, in which case it shall be dissolved. At the adjourned meeting the Noteholders present in person or by proxy and entitled to vote shall, whatever the principal amount of Loan Notes held by them, form a quorum and shall have power to pass any Extraordinary Resolution and to decide upon all matters which could properly have been transacted at the meeting from which the adjournment took place.

5.	The chairman (if any) of the Directors, or in his absence the vice-chairman or in the absence of both of them some other director nominated by the Directors, shall preside as chairman of the meeting but if no such person is present within five minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number present to be chairman and if there is only one Director present and willing to act he shall be chairman. If no Director is willing to act as chairman, or if no Director is present within five minutes after the time appointed for holding the meeting, the Noteholders present and entitled to vote shall choose one of their number to be chairman.

PERSONS ENTITLED TO ATTEND AND SPEAK

6.	A Director or the secretary of the Company and any other person authorised for that purpose by the Directors shall, notwithstanding that he is not a Noteholder, be entitled to attend and speak at any meeting of Noteholders.

ADJOURNMENT

7.	The chairman may with the consent of a meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days’ notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give notice of an adjourned meeting.

PASSING OF RESOLUTIONS

8.	A resolution put to the vote of a meeting shall be decided by a show of hands and in case of an equality of votes, the chairman shall, if he is a Noteholder, both on a show of hands and on a poll, have a casting vote in addition to the votes to which he may be entitled as a Noteholder.

9.	At any meeting of Noteholders (unless a poll is demanded by the chairman or by one or more Noteholders present in person or by proxy, entitled to vote and holding or representing in aggregate not less than one-tenth in principal amount of the Loan Notes then outstanding) a declaration by the chairman that a resolution has been carried, whether or not carried unanimously or by a particular majority, and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact.

POLLS

10.	If at any meeting a poll is so demanded it shall, unless the demand is withdrawn, be taken in such manner and either at once or after such adjournment as the chairman may direct (not being more than thirty days after the poll is demanded) and the result of such poll shall be deemed to be the relevant resolution of the meeting at which the poll was demanded. Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than in relation to the resolution on which the poll was demanded. In the case of any poll not taken immediately at least seven days’ notice shall be given specifying the time, date and place at which the poll is to be taken.
11.	The demand for a poll may, before the poll is taken, be withdrawn with the consent of the chairman and a demand so withdrawn shall be taken not to have invalidated the result of any show of hands declared before the demand was made and, if the demand is made before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

12.	A poll shall be taken as the chairman may direct and he may appoint scrutineers (who need not be Noteholders) and fix a time, date and place for declaring the result of the poll. The result of the poll shall be deemed to be the relevant resolution of the meeting at which the poll was demanded.

VOTES

13.	On a show of hands every Noteholder who (being an individual) is present in person or (being a corporation) is present by a proxy who is not himself a Noteholder entitled to vote shall have one vote, and on a poll every Noteholder present in person or by proxy shall have one vote, for every £[ ] in nominal amount of Loan Notes of which he is the holder.

14.	In the case of joint holders the vote of the senior who tenders a vote shall be accepted to the exclusion of the votes of the other joint holders and seniority shall be determined by the order in which the names of the holders stand in the register of members.

15.	No objection shall be raised to the qualification of any voter or to the counting of, or failure to count, any vote except at the meeting or adjourned meeting at which the vote objected to is tendered. Subject to any objection made in due time, every vote counted and not disallowed at the meeting shall be valid and every vote disallowed or not counted shall be invalid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

16.	A Noteholder entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses the same way.

PROXIES

17.	A proxy need not be a Noteholder. A deed appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor. A corporation may execute a form of proxy either under its common seal or under the hand of a duly authorised officer. A Noteholder may appoint more than one proxy to attend on the same occasion. Deposit of a deed of proxy shall not preclude a Noteholder from attending and voting at the meeting or at any adjournment of it.
18.	The form of proxy and any authority under which it is executed or a copy of the authority certified notarially or in some other way approved by the Directors shall:
(A)	be deposited at the Transfer Office or at such other place in the United Kingdom as is specified in the notice convening the meeting or in any form of proxy sent out by the Company in relation to the meeting, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of proxy proposes to vote; or

(B)	in the case of a poll taken more than 24 hours after it was demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for taking the poll; or

(C)	where the poll is not taken forthwith but is taken not more than 24 hours after it was demanded, be delivered at the meeting in question or at any adjournment of it to the chairman or to the secretary or to any other Director, and a form of proxy which is not deposited or delivered in a manner so permitted shall be invalid.

19.	A vote given or poll demanded by a proxy shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice of the determination was received by the Company at its registered office, or at such other place at which the form of proxy was duly deposited, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll not taken on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

20.	The form of proxy in relation to a meeting shall be deemed also to confer authority to demand or join in demanding a poll (and for the purposes of these Provisions a demand for a poll made by a person as proxy for a Noteholder shall be the same as a demand made by the Noteholder) and such deed shall also be valid for use at any adjournment of the meeting.

21.	The Directors may at the Company’s expense send forms of proxy to Noteholders by post or otherwise (with or without provision for their return prepaid) for use at any meeting either in blank or nominating in the alternative any one or more of the Directors or any other person. If for the purpose of any meeting, forms of proxy are issued at the Company’s expense, they shall be issued to all (and not to some only) of the Noteholders entitled to be sent a notice of the meeting and to vote at it. The accidental omission to send such a form of proxy or give such an invitation to, or the non-receipt thereof by, any Noteholder entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting.
EXTRAORDINARY RESOLUTIONS

22.	A meeting of the Noteholders may by Extraordinary Resolution sanction any modification, abrogation, compromise or release previously approved in writing by the Company in any respect of any provisions of the Deed or these Conditions or all or any of the rights of the Noteholders against the Company whether such rights shall arise under the Deed or otherwise and in particular (but without limiting in any way the general power conferred hereby) shall have power to sanction any agreement for postponing or advancing the time for the payment of the principal money or interest payable in respect of the Loan Notes or for reducing their rate of interest or for the capitalisation thereof or, without prejudice to the provisions contained in the Deed, for the exchange of Loan Notes for, or conversion of Loan Notes into, other securities of the Company or any other company or may assent to any modification of the provisions contained in the Deed and/or the Conditions which shall be proposed by the Company.

23.	An Extraordinary Resolution shall be binding upon all the Noteholders whether present or not present at the meeting at which it is passed and each of the Noteholders shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence without appeal that the circumstances justify the passing thereof.

24.	The expression “Extraordinary Resolution” means a resolution passed at a meeting of the Noteholders duly convened and held in accordance with the provisions herein contained by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is demanded on the resolution then by a majority consisting of not less than three-fourths of the votes given on such poll.

25.	A resolution in writing signed by the holders of 75 per cent. in principal amount of the Loan Notes at the relevant time outstanding who are at the relevant time entitled to receive notice of meetings in accordance with the provisions herein contained shall for all purposes be as valid and effective as an Extraordinary Resolution. Such a resolution in writing may be contained in one document or in several documents in like form each signed by one or more Noteholders.

MINUTES

26.	Minutes of all resolutions and proceedings at every such meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Company and shall be available for inspection by Noteholders during normal business hours on reasonable notice being given to the Company.

Schedule 3
Royal Dutch Shell Exchange Notice
Shell Petroleum N.V. (the “Issuer”)
Floating Rate Unsecured Loan Notes 2009 (the “Loan Notes”)
Exchange Notice
To:       All Noteholders
Terms defined in the Loan Note deed dated [      ] (the “Deed”) have the same meanings when used in this Exchange Notice.
1.	The Issuer hereby notifies you of the substitution of Royal Dutch Shell plc (“Royal Dutch Shell”) as principal debtor under the Deed with effect from the date of this Exchange Notice.

2.	Royal Dutch Shell hereby requires you to exchange all your Loan Note(s) into “A” Shares in accordance with Condition 8 of the terms and conditions of the Loan Notes.

4.	Any other securities, property or cash required to be delivered upon exchange will be delivered in accordance with the instructions provided by you in the Loan Note election form (the “Election Form”), and be at your risk and expense.

5.	The Issuer and Royal Dutch Shell and their respective subsidiaries and others are relying upon the truth and accuracy of the representations contained in the Election Form and which was signed by you. If those representations are no longer correct, you must inform us immediately, in which event the board of directors of the Issuer shall have the discretion to undertake such measures as it deems necessary including, but not limited to, (a) redeeming your Loan Notes for a cash amount equal to the principal amount of such Loan Notes or, if lower, the market value of the “A” Shares you would otherwise have received on exchange of such Loan Notes; or (b) rescinding your Loan Notes and offering you a cash amount equal to the amount in euros you would otherwise have received if you had not made an election to have the ordinary shares in Royal Dutch held by you reclassified as “Y” shares.

Schedule 4
Noteholder Exchange Notice
Shell Petroleum N.V. (the “Issuer”)
Floating Rate Unsecured Loan Notes 2009 (the “Loan Notes”)
(BEFORE COMPLETING THIS EXCHANGE NOTICE
PLEASE READ THE NOTES SET OUT BELOW)
This Exchange Notice is addressed to the Issuer for itself and on behalf of Royal Dutch Shell. Terms defined in the Loan Note deed dated [      ] (the “Deed”) have the same meanings when used in this Exchange Notice.
1.	I, being the holder of a Loan Note(s), hereby irrevocably elect to exchange such Loan Note(s) for “A” Shares in accordance with Condition 8 of the Conditions and hereby require Royal Dutch Shell to be substituted as principal debtor under the Deed in respect of the aggregate principal amount of such Loan Notes.

2.	I request that the “A” Share(s) to be issued on exchange of the Loan Note(s) referred to in paragraph 1 above be registered in the name(s) of the person(s) whose details are set out in the Loan Note election form signed by me (the “Election Form”).

3.	I request that the “A” Share(s) together with any other securities, property or cash required to be delivered upon exchange be delivered in accordance with my instructions as set out in the Election Form, and acknowledge that, if despatched by uninsured mail, it will be at my risk and expense. (Note 2).

4.	I confirm that I have complied with any applicable fiscal or other laws or regulations.

6.	I confirm that the representations made by me in the Election Form, and which I have signed, remain true.

7.	I further acknowledge that the Issuer and Royal Dutch Shell and their respective subsidiaries and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements.

NOTES
1.	The Exchange Notice will be void unless:
(a)	the Exchange Notice is deposited with the Registrar; and

(b)	the Noteholder(s) pay(s) all, if any, taxes and capital, stamp, issue and registration duties arising on exchange and all, if any, taxes arising by reference to any disposal or deemed disposal of a Loan Note in connection with the exchange.
(2)	A corporation should sign under hand by an authorised officer who must state his/her capacity and print the name of the relevant corporation.

Name(s) of the Noteholder(s):

Address(es) of the Noteholder(s):

Fax Number:

Telephone Number:

E-mail address:

Signature(s) (Note 2):

Date(s):

DATED [                ]
SHELL PETROLEUM N.V.
and
ROYAL DUTCH SHELL PLC

DEED
constituting Floating Rate
Unsecured Exchangeable Loan Notes
of Shell Petroleum N.V. due 2009

Slaughter and May
One Bunhill Row
London EC1Y 8YY
(RJYT/RMB)

SCHEDULE 3 ROYAL DUTCH SHELL EXCHANGE NOTICE	26

SCHEDULE 4 NOTEHOLDER EXCHANGE NOTICE	26